Exhibit 10.1

EXECUTION COPY

CUSIP No. [                   ]

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of November 27, 2007

among

AFFILIATED MANAGERS GROUP, INC.,
as Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent and Swingline Lender,

THE BANK OF NEW YORK, JPMORGAN CHASE BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents,

CALYON NEW YORK BRANCH

and

RBS CITIZENS, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Several Lenders
from Time to Time Parties Hereto

BANC OF AMERICA SECURITIES LLC
Sole Lead Arranger and Sole Book Manager

i

ANNEX
Annex I	—	Pricing Grid

SCHEDULES
Schedule I	—	Lender Commitments
Schedule 3.2(e)	—	Amortization Schedule for Incremental Term Loans
Schedule 4.1	—	Financial Condition
Schedule 4.2	—	Certain Changes
Schedule 4.9	—	Taxes
Schedule 4.13	—	Subsidiaries and Other Ownership Interests
Schedule 6.9	—	Subsidiaries
Schedule 6.10	—	Post-Closing Covenants
Schedule 7.2(g)	—	Existing Indebtedness
Schedule 7.3(j)	—	Existing Liens
Schedule 7.7	—	Transactions with Affiliates
Schedule 10.2	—	Addresses

EXHIBITS
Exhibit A	—	Form of Note
Exhibit B-1	—	Copy of Borrower Pledge Agreement
Exhibit B-2	—	Copy of Subsidiary Pledge Agreement
Exhibit C	—	Form of Borrower Certificate
Exhibit D	—	Form of Opinion of Borrower’s Counsel
Exhibit E	—	Form of Assignment and Assumption
Exhibit F	—	Form of Confidentiality Agreement
Exhibit G	—	Terms and Conditions of Subordinated Indebtedness
Exhibit H	—	Form of Compliance Certificate
Exhibit I	—	Form of Borrowing Notice
Exhibit J	—	Form of Conversion/Continuation Notice
Exhibit K	—	Form of Joinder Agreement
Exhibit L	—	Form of Designation Certificate
Exhibit M	—	Form of Subsidiary Guaranty

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 27, 2007 is among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, The Bank of New York, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents, Calyon New York Branch and RBS Citizens, National Association, as Co-Documentation Agents.

WITNESSETH:

WHEREAS, the Borrower, various financial institutions and Bank of America, as administrative agent, are parties to a Second Amended and Restated Credit Agreement dated as of February 8, 2007 (the “Existing Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement, which provides a $750,000,000 revolving credit facility, a $200,000,000 term loan facility and an uncommitted, incremental facility of up to $250,000,000, all with a final maturity date of February 8, 2012;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION; ALLOCATION OF LOANS

1.1           Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” means a Loan that bears interest at a rate based upon the ABR.

“Acquisition” means the acquisition by the Borrower, directly or indirectly, of equity interests in an Investment Firm.

“Adjusted Consolidated EBITDA” means, for any Computation Period, Consolidated EBITDA for such Computation Period adjusted by giving effect on a pro forma basis to Acquisitions and dispositions completed during such Computation Period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under this Agreement and the other Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Parties” is defined in Section 10.2(d).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Third Amended and Restated Credit Agreement.

“Applicable Margin” means with respect to Eurodollar Loans and ABR Loans, from time to time, the rate per annum set forth under the headings “Applicable Margin for Eurodollar Loans” and “Applicable Margin for ABR Loans,” respectively, on Annex I based upon the Debt Rating.

“Appropriate Lender” means, at any time (a) with respect to any of the Term Loan Facility or the Revolving Credit Facility a Lender that has a Commitment with respect to such Facility and/or holds a Term Loan or a Revolving Loan, respectively, at such time, (b) with respect to the Swingline Amount (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.7(a), the Revolving Credit Lenders.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including by way of merger, consolidation or sale and leaseback transaction (any of the foregoing, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) all or substantially all of the properties and assets (other than marketable securities, including “margin stock” within the meaning of Regulation U, liquid investments and other financial instruments) of the Borrower or any Restricted Subsidiary, or (ii) any other properties or assets of the Borrower or any Restricted Subsidiary, other than in the ordinary course of business, to any Person other than the Borrower or any Restricted Subsidiary. For the purposes of this definition, the term

“Asset Sale” shall not include (a) any transfer of properties and assets to the extent that the gross proceeds to the Borrower and its Restricted Subsidiaries from the transfer thereof do not exceed (i) $10,000,000 in any single transaction or series of related transactions, taken as a whole, or (ii) $25,000,000 (irrespective of the size of the individual transactions) in the aggregate for all such transactions on or after February 8, 2007, and (b) any transfer of the Capital Stock of any Investment Firm or any Restricted Subsidiary to one or more partners, officers, directors, shareholders, employees or members (or any entity owned or controlled by one or more of such Persons) of an Investment Firm which is a Restricted Subsidiary or in which the Borrower or a Restricted Subsidiary has an ownership interest (any such transfer described in this clause (b), a “Shareholder Asset Sale”).

“Assignee” is defined in Section 10.6(c).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, to the extent not duplicative of services performed by external counsel, the reasonable and documented allocated cost of internal legal services and all reasonable and documented expenses and disbursements of internal counsel.

“Available Commitment” means as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender’s Revolving Credit Commitment over (b) the aggregate principal amount of all outstanding Revolving Loans made by such Revolving Credit Lender plus, for all purposes other than Section 2.4, its Commitment Percentage of all outstanding Swingline Loans.

“Bank of America” is defined in the preamble and includes any successor thereto.

“Borrower” is defined in the preamble and includes any successor thereto.

“Borrower Materials” is defined in Section 6.2.

“Borrower Pledge Agreement” means the amended and restated pledge agreement dated as of the date hereof by the Borrower in favor of the Administrative Agent, a copy of which (as in effect on the date hereof) is attached as Exhibit B-1.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.2 or 2.8 as a date on which the Borrower requests the Lenders or the Swingline Lender to make Loans hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, Boston, Massachusetts or New York, New York, and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Securities” means the “Preferred Securities” issued in connection with (and as defined in) the Capital Trust Indentures.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capital Trust I” means AMG Capital Trust I, a special purpose Delaware statutory trust established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally.

“Capital Trust I Indenture” means the Indenture dated as of April 3, 2006 between the Borrower and LaSalle Bank National Association, as Debenture Trustee.

“Capital Trust II” means AMG Capital Trust II, a special purpose Delaware statutory trust established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally.

“Capital Trust II Indenture” means the Indenture dated October 11, 2007 between the Borrower and LaSalle Bank National Association, as Debenture Trustee.

“Capital Trust Indentures” means, collectively, the Capital Trust I Indenture and the Capital Trust II Indenture and any indentures issued in exchange for any of the foregoing or in addition to the foregoing so long as such indentures have economic terms consistent with and substantially similar to, the terms contained in the foregoing indentures.

“Capital Trusts” means, collectively, Capital Trust I, Capital Trust II and other similar special purpose vehicles established by the Borrower, of which the Borrower holds all of the common securities and other securities having the power to vote generally, which special purpose vehicle issues Capital Securities.

“Cash Equivalent” means, at any time, (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 or A-2 by S&P or P-1 or P-2 by Moody’s (or carrying an equivalent rating by an internationally-recognized rating agency), (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker’s acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions or money market deposit accounts that are issued or sold by, or maintained with, a commercial bank or financial institution incorporated under the laws of the United States, any state thereof or the District of Columbia which is rated at least A-1 or A-2 by S&P or P-l or P-2 by Moody’s (or carrying an equivalent rating by an internationally-recognized rating agency), (d) any repurchase agreement entered into with a commercial bank or financial institution meeting the requirements of clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial bank or financial institution thereunder, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank or financial institution meeting the requirements of clause (c), (f) any short-term (or readily marketable or immediately redeemable) investment in a structured investment vehicle, structured investment deposit or similar instrument with a financial strength rating of A by S&P or Moody’s or (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall be deemed to occur on any date on which any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership of Capital Stock having 30% or more of the ordinary voting power in the election of directors of the Borrower.

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

“COBRAs” means the Floating Rate Senior Convertible Debentures due 2033 issued by the Borrower on February 25, 2003.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Term Loan Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Fee Rate” means, from time to time, the rate per annum set forth under the heading “Commitment Fee Rate” on Annex I based upon the Debt Rating.

“Commitment Percentage” means (a) in respect of the Revolving Credit Facility, as to any Revolving Credit Lender at any time, the percentage (expressed as a decimal, carried out to nine decimal places) which such Revolving Credit Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which (i) the aggregate principal amount of such Revolving Credit Lender’s Revolving Loans then outstanding plus (ii) its Revolving Credit Percentage of any Swingline Loans, constitutes of the aggregate principal amount of the Revolving Loans then outstanding) and (b) in respect of the Term Loan Facility, as to any Term Loan Lender at any time, the percentage (expressed as a decimal, carried out to nine decimal places) represented by, on or prior to the Closing Date, such Term Loan Lender’s Term Loan Commitment of the aggregate Term Loan Commitments, or, at any time thereafter, the principal amount of such Term Loan Lender’s Term Loans of the aggregate Term Loans outstanding at such time.

“Commitment Period” means the period from the date hereof to the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Compliance Certificate” means a certificate substantially in the form of Exhibit H.

“Computation Period” means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

“Consolidated EBITDA” means for any period the consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Expense” means, for any period, the amount of interest expense of the Borrower and, to the extent payable out of Free Cash Flow (and not Operating Cash Flow) under the relevant Revenue Sharing Agreement, its Restricted Subsidiaries payable in cash on a consolidated basis, net of the portion thereof attributable to minority interests, for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debt Rating” means, as of any date of determination, the rating by S&P of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if Fitch or Moody’s (but not both) also has a rating for such debt, then the Debt Rating shall be the higher of the ratings by the two applicable rating agencies (unless the difference between such rating agencies would be two or more Levels in the pricing grid attached as Annex 1, in which case the Debt Rating shall be the midpoint between such ratings or, if there is no single midpoint, the higher of the two Levels at the midpoint between such ratings); and (b) if both Fitch and Moody’s also have ratings for such debt, then (i) if two rating agencies have the same rating and the third rating agency has a different rating, then one of the rating agencies with the same rating shall be disregarded, and (ii) if all three rating agencies have different ratings, then the middle rating shall be disregarded and, in the case of both clause (i) and clause (ii), the Debt Rating shall be calculated in accordance with clause (a) above; (c) if such debt is not rated by S&P because S&P no longer provides debt ratings generally, then, (1) if either Fitch or Moody’s has a rating for such debt, then the rating by such rating agency shall apply, or (2) if both Fitch and Moody’s have a rating for such debt, then the provision of clause (a) above shall be used to determine the Debt Rating or (3) if neither Fitch or Moody’s has a rating for such debt then the Debt Rating shall be deemed to be at the lowest Level on the pricing grid and (d) if such debt is not rated by S&P but S&P continues to provide debt ratings generally, then the Debt Rating shall be deemed to be at the lowest Level on the pricing grid.

“Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate” means (a) an interest rate equal to (i) the ABR plus (ii) the Applicable Margin, if any, applicable to ABR Loans plus (iii) 2% per annum; and (b) with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate applicable to such Loan plus (ii) the Applicable Margin applicable to Eurodollar Loans plus (iii) 2% per annum.

“Defaulting Lender” is defined in Section 3.8(c).

“Dollars” and “$” mean lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, for any Person for any period, the sum (without duplication) of the amount for such Person for such period of (a) its net income before taxes and (b) to the extent deducted in determining its net income, (i) its interest expense (including capitalized interest expense), (ii) its depreciation expense, (iii) its amortization expense and (iv) its Non-Cash Based Compensation Costs.

“Environmental Law” means any Federal, state, local or foreign statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction relating to pollution or the protection of the environment or the release of any material into the environment, including any of the foregoing related to hazardous substances or wastes, air emissions or discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Loan” means a Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period:

(a)           the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or

(b)           if the rate described in clause (a) is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any particular Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events specified in Section 8.

“Existing Credit Agreement” is defined in the recitals.

“Existing Lender” means a “Lender” under and as defined in the Existing Credit Agreement immediately prior to the Closing Date.

“Facility” means the Term Loan Facility or the Revolving Credit Facility, as the context may require.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) that certain fee letter dated as of November 10, 2006 and (b) that certain fee letter dated as of October 22, 2007, in each case, by and among Bank of America, the Arranger and the Borrower.

“Feline Prides II” means the equity security units originally issued by the Borrower on February 17, 2004, consisting of (a) interest bearing senior notes due February 17, 2010 (“Feline Prides II Senior Notes”) and (b) purchase contracts under which each purchaser of a Feline Prides II agrees to purchase common stock of the Borrower for an amount equal to the face amount of the Feline Prides II Senior Notes held by such purchaser on February 17, 2008.

“Feline Prides II Senior Notes” is defined in the definition of Feline Prides II.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Financial Statements” is defined in Section 4.1.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of, and does not conduct the majority of its business in, the United States, any state thereof or the District of Columbia.

“FP Replacement Debt” is defined in Section 7.2(g).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Cash Flow” means distributions due and payable to the Borrower by and from an Investment Firm under the Revenue Sharing Agreement applicable to such Investment Firm, including the Borrower’s allocated share of “Free Cash Flow” or “Owners’ Allocation” as such terms are defined in certain Revenue Sharing Agreements.

“Funds” means the collective reference to all Investment Companies and other investment accounts or funds (in whatever form and whether personal or corporate) for which any Subsidiary or Investment Firm provides advisory, management or administrative services.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in any such case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” is defined in the Borrower Pledge Agreement.

“Increase Effective Date” is defined in Section 2.3(b).

“Increasing Lender” is defined in Section 2.3(a).

“Indebtedness” means, as to any Person at any date and without duplication, all of the following, whether or not (except as provided in clause (e) below) included as Indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument (including the Feline Prides II Senior Notes), (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar facilities issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with GAAP, (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations (valued, at such date, in accordance with the Borrower’s customary practices, as approved by its independent certified public accountants), (h) all Guarantee Obligations of such Person in respect of any Indebtedness (as defined above) of any other Person, and (i) all Indebtedness (as defined above) of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. For purposes of the foregoing definition, with regard to a Subsidiary, the term “Indebtedness” shall include only a percentage of its Indebtedness equal to the percentage of the Borrower’s direct and indirect ownership interest in such Subsidiary. For the avoidance of doubt, the term “Indebtedness” shall not include (i) Synthetic Lease Obligations, (ii) any Guarantee Obligations in respect of Synthetic Lease Obligations or (iii) any liabilities secured by any Lien in connection with Synthetic Lease Obligations.

“Indemnitee” is defined in Section 10.05.

“Incremental Term Loans” is defined in Section 2.3(a).

“Initial Term Loans” means an advance made by any Term Loan Lender under the Term Loan Facility on the Closing Date pursuant to Section 2.1(a).

“Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” means pertaining to a condition of Insolvency.

“Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan, (i) the last day of each Interest Period therefor, (ii) if any Interest Period is longer than three months, each three-month anniversary of the first day of such Interest Period and (iii) the date of any prepayment thereof.

“Interest Period” means, with respect to any Eurodollar Loan:

(i)            initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or two weeks or one, two, three or six months thereafter (or such other period as is requested by the Borrower and consented to by all Appropriate Lenders and the Administrative Agent), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or two weeks or one, two, three or six months thereafter (or such other period as is requested by the Borrower and consented to by all Appropriate Lenders and the Administrative Agent), as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

(1)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)           the Borrower may not select any Interest Period that would extend beyond the scheduled Termination Date; and

(3)           unless otherwise agreed by the Borrower, all Appropriate Lenders and the Administrative Agent, any Interest Period (other than a one or two week Interest Period) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate subsequent calendar month.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company” means an “investment company” as such term is defined in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Firm” means any Subsidiary or other Person (other than an Unrestricted Subsidiary) engaged, directly or indirectly, primarily in the business (the “Investment Management Business”) of providing investment advisory, management, distribution or administrative services to Funds (or investment accounts or funds which will be included as Funds after the Borrower acquires a direct or indirect interest in such other Person) and in which the Borrower, directly or indirectly (other than through one or more Unrestricted Subsidiaries), has purchased or otherwise acquired, or has entered into an agreement to purchase or otherwise acquire, Capital Stock or other interests entitling the Borrower, directly or indirectly (other than through one or more Unrestricted Subsidiaries), to a share of the revenues, earnings or value thereof.

“Investment Management Business” is defined in the definition of “Investment Firm.”

“Joinder Agreement” is defined in Section 2.3(c).

“Junior Subordinated Debentures” means (a) the 5.10% Junior Subordinated Convertible Debentures due April 15, 2036 issued by the Borrower to the Capital Trust I and (b) the 5.15% Junior Subordinated Convertible Debentures due October 15, 2037 issued by the Borrower to the Capital Trust II in each case in exchange for the proceeds of the issuance of the Capital Securities and certain related common trust securities and (c) any debentures issued in exchange for any of the foregoing or in addition to the foregoing so long as such debentures have economic terms consistent with and substantially similar to, the terms contained in the foregoing debentures.

“Lenders” is defined in the preamble (and such term includes the Swingline Lender).

“Leverage Ratio” means, as of any date, the ratio of (a) the remainder of Total Indebtedness minus all (but not more than $50,000,000) cash and Cash Equivalents of the Restricted Loan Parties, in each case as of such date, to (b) Adjusted Consolidated EBITDA for the Computation Period ending on (or, if such date is not the last day of a Computation Period, most recently prior to) such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease or synthetic lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, any Notes, the Pledge Agreements and the Subsidiary Guaranty.

“Loan Parties” means the Restricted Loan Parties and each Unrestricted Subsidiary that is a Subsidiary Guarantor.

“Loans” means the Revolving Loans, the Swingline Loans and the Term Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability against any Loan Party of any Loan Document to which it is a party or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any Asset Sale or Shareholder Asset Sale, the net amount equal to the aggregate amount received (including by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise) in connection with such Asset Sale or Shareholder Asset Sale minus the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any Restricted Subsidiary, as applicable, in connection with such Asset Sale or Shareholder Asset Sale (other than amounts payable to Affiliates of the Person making such disposition), (b) federal, state and local taxes incurred in connection with such Asset Sale or Shareholder Asset Sale, whether or not payable at such time and (c) reasonable reserves for indemnification obligations and working capital or other purchase price adjustments in connection with such Asset Sale or Shareholder Asset Sale that are maintained in accordance with GAAP, provided that (i) such reserves do not exceed 10% of the purchase price for such Asset Sale or Shareholder Asset Sale and (ii) concurrently with any reduction in the amount of any such reserve (excluding any reduction resulting from a payment to the applicable buyer or that has previously been accounted for pursuant to clause (iii) below), the Borrower shall be deemed to have received “Net Proceeds” in an amount equal to such reduction and (iii) any reserve for working capital or similar purchase price adjustments shall, solely for purposes of determining “Net Proceeds”, be deemed to be reduced to zero on the date that is 270 days after the closing of the applicable Asset Sale and the Borrower shall be deemed to have received “Net Proceeds” in the amount of such reduction on such date. For purposes of the foregoing definition, with regard to a Restricted Subsidiary, the term “Net Proceeds” shall include only that portion of its Net Proceeds representing the percentage of its Net Proceeds equal to the percentage of the Borrower’s ownership interest in such Restricted Subsidiary (or, if less in the case of any Asset Sale by a Restricted Subsidiary, the portion to which the Borrower is entitled under any relevant Revenue Sharing Agreement or other operating agreement with or with respect to such Restricted Subsidiary).

“Non-Cash Based Compensation Costs” means for any period, the amount of non-cash expense or costs computed under APB No. 25 and related interpretations or FAS 123 and related interpretations, which relate to the issuance of interests in the Borrower, any Restricted Subsidiary or any Investment Firm.

“Non-Excluded Taxes” is defined in Section 3.11(a).

“Note” is defined in Section 2.6(e).

“Obligations” is defined in the Borrower Pledge Agreement.

“Operating Cash Flow” means either “Operating Cash Flow” or “Operating Allocation” as defined in the relevant Revenue Sharing Agreement; provided that if such term is not defined in any Relevant Sharing Agreement, Operating Cash Flow shall mean all revenues other than Free Cash Flow (as defined in this Agreement) for the applicable Investment Firm.

“Participants” is defined in Section 10.6(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” is defined in Section 6.2.

“Pledge Agreements” means, collectively, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

“Pledge Agreement Supplement” means a Pledge Agreement Supplement substantially in the form of Annex I to Exhibit B-1 or B-2, as applicable.

“Pledged Collateral” is defined in each Pledge Agreement.

“Public Lender” is defined in Section 6.2.

“Refunded Swingline Loans” is defined in Section 2.8(b).

“Refunding Date” is defined in Section 2.8(c).

“Register” is defined in Section 10.6(d).

“Regulation U” means Regulation U of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding such events as to which the PBGC by regulation waived the requirements of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means, at any time, Lenders with Commitment Percentages aggregating more than 50%, disregarding the Commitment Percentage of any Defaulting Lender so long as such Lender is treated equally with the other Lenders with respect to any action resulting from any consent or approval of the Required Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means each of the chief executive officer, the president, any executive vice president, any senior vice president or any vice president of the Borrower or, with respect to financial matters, the senior financial officer of the Borrower, in each case acting singly.

“Restricted Loan Party” means the Borrower and each Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revenue Sharing Agreement” means each agreement entered into by the Borrower or a Restricted Subsidiary with an Investment Firm pursuant to which a specified percentage of the revenue of such Investment Firm is distributed among such Investment Firm’s partners, shareholders or members, pro rata in accordance with such partners’, shareholders’ or members’ ownership percentages in such Investment Firm (such percentage being referred to in certain Revenue Sharing Agreements as “Free Cash Flow” or “Owners’ Allocation”), or any other agreement providing for the distribution of income, revenue or assets of an Investment Firm.

“Revolving Credit Commitment” means, as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Loans to the Borrower hereunder and to participate in Swingline Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I under the heading “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement. As of the date of this Agreement, the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders is $750,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Percentage” means for any Lender the percentage (carried to the ninth decimal place) set forth under the heading “Revolving Credit Percentage” on Schedule I, as adjusted from time to time due to changes in such Revolving Credit Lender’s Revolving Credit Commitment and in the Aggregate Commitments in accordance with the provisions of this Agreement.

“Revolving Loans” is defined in Section 2.1(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Securities Acts” means the Securities Act of 1933 and the Securities Exchange Act of 1934.

“Shareholder Asset Sale” is defined in the definition of Asset Sale.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Specified Percentage” is defined in the definition of Total Indebtedness.

“Subordinated Indebtedness” means (a) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Subordinated Payment Note, (b) the Junior Subordinated Debentures and (c) other Indebtedness of the Borrower or any Restricted Subsidiary which has maturities and other terms, and which is subordinated to the obligations of the Borrower and its Restricted Subsidiaries hereunder and under the other Loan Documents in a manner, approved in writing by the Administrative Agent.

“Subordinated Payment Note” means any unsecured note evidencing Indebtedness or other obligations issued to a seller in connection with an Acquisition of an Investment Firm or the acquisition by an Unrestricted Subsidiary of any other Person or in connection with an increase of the Borrower’s direct or indirect ownership interest in an Investment Firm or, through an Unrestricted Subsidiary, any other Person, in each case as permitted hereunder, (i) for which the Borrower and/or any other Restricted Loan Party is directly, primarily or contingently liable, (ii) the payment of the principal of and interest on which and other obligations of the Borrower or such other Restricted Loan Party in respect of which are subordinated to the prior payment in full of the principal of and interest (including post-petition interest whether or not allowed as a claim in any proceeding) on the Loans and all other obligations and liabilities of the Borrower or such other Restricted Loan Party to the Administrative Agent and the Lenders hereunder, and (iii) which has terms and conditions that are generally consistent with the terms and conditions of subordination set forth in Exhibit G or in the corresponding Exhibit to any predecessor to this Agreement as in effect at the time the form of such note was agreed upon with such seller (with any variation to such terms and conditions that is adverse to the Lenders being subject to approval by the Administrative Agent) or otherwise satisfactory in form and substance to the Required Lenders.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that (a) is a “Pledgor” under and as defined in the Subsidiary Pledge Agreement or (b) is not required to pledge any equity interests pursuant to Section 6.8, but is required to guaranty the obligations of the Borrower hereunder pursuant to Section 6.9.

“Subsidiary Guaranty” means a guaranty substantially in the form of Exhibit M.

“Subsidiary Pledge Agreement” means the amended and restated Subsidiary Pledge Agreement dated as of the date hereof made by various Subsidiaries in favor of the Administrative Agent, a copy of which (as in effect on the date hereof) is attached as Exhibit B-2.

“Supermajority Lenders” means at any time, Lenders with Commitment Percentages aggregating at least 66-2/3%, disregarding the Commitment Percentage of any Defaulting Lender so long as such Lender is treated equally with the other Lenders with respect to any action resulting from any consent or approval of the Supermajority Lenders.

“Swingline Amount” means the lesser of $15,000,000 and the aggregate amount of the Commitments.

“Swingline Lender” means Bank of America in its capacity as the lender of the Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loans” is defined in Section 2.7(a).

“Swingline Participation Amount” is defined in Section 2.8(c).

“Synthetic Lease Obligation” means the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Term Loan Commitment” means, as to each Term Loan Lender, the obligation of such Term Loan Lender to make Term Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule I under the heading “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement. As of the date of this Agreement the aggregate amount of the Term Loan Commitments is $200,000,000.

“Term Loan Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loans” means as applicable, and as the context may require, either (a) the Initial Term Loans or the Incremental Term Loans or (b) collectively, the Initial Term Loans and the Incremental Term Loans.

“Termination Date” means February 8, 2012, or any earlier date when the Commitments terminate.

“Total Indebtedness” means, at any time, the sum of (a) the aggregate principal amount (including capitalized interest) of all Indebtedness of the Borrower and its Restricted Subsidiaries (including the Loans, the Zero-Coupon Bonds, purchase money obligations, amounts payable under noncompetition agreements and the pro-rata share (based on ownership percentage) of the funded Indebtedness of any entity (other than any Unrestricted Subsidiary) in which the Borrower or any Restricted Subsidiary has a minority interest if the income from such entity is included in “Income from equity method investments” in the Borrower’s consolidated financial statements and (b) if the aggregate amount of all Unrestricted Subsidiary Obligations for which the Borrower or any Restricted Subsidiary has any Guarantee Obligations exceeds $25,000,000, all Unrestricted Subsidiary Obligations that have the benefit of any such Guarantee Obligation; provided that Total Indebtedness shall not include (i) Subordinated Payment Notes, (ii) Indebtedness of the Borrower owing to any Restricted Subsidiary (other than the Junior Subordinated Debentures), (iii) Indebtedness of any Restricted Subsidiary owing to the Borrower or any other Restricted Loan Party, (iv) prior to February 18, 2008, 90% of the principal amount of the Feline Prides II Senior Notes, (v) net obligations under interest rate, commodity, foreign currency or financial market swaps, options, futures and other hedging obligations and (vi) 80% of the Junior Subordinated Debentures.

“Tranche” means the collective reference to Eurodollar Loans having Interest Periods that began or will begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Transferee” is defined in Section 10.6(f).

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unrestricted Subsidiary” means any Subsidiary (a) created or acquired (directly or indirectly) by the Borrower after November 1, 2006; (b) that is designated by the Borrower as an Unrestricted Subsidiary after the date hereof in accordance with Section 10.16; and (c) that has not subsequently been designated by the Borrower as a Restricted Subsidiary in accordance with Section 10.16.

“Unrestricted Subsidiary Obligations” means, with respect to any Unrestricted Subsidiary, all obligations of such Unrestricted Subsidiary, including, without duplication, all Indebtedness of such Unrestricted Subsidiary, all Guarantee Obligations of such Unrestricted Subsidiary, all obligations of such Unrestricted Subsidiary in respect of letters of credit, all accounts payable of such Unrestricted Subsidiary, all lease obligations of such Unrestricted Subsidiary (including Synthetic Lease Obligations), all obligations of such Unrestricted Subsidiary under purchase agreements, put agreements or similar arrangements and all other liabilities of such Unrestricted Subsidiary for the payment of money, in each case whether absolute or contingent and whether on or off balance sheet. The amount of any Unrestricted Subsidiary Obligation under any operating lease shall be calculated as if such lease were a capital lease.

“Zero-Coupon Bonds” means the senior unsecured convertible zero-coupon bonds due 2021 issued by the Borrower on May 7, 2001.

1.2           Other Definitional and Interpretive Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b)           When used with reference to a period of time, the word “from” means “from and including” and the word “to” means “to but excluding”.

(c)           The term “including” is not limiting and means “including without limitation.”

(d)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions and rules consolidating, amending, replacing, supplementing or interpreting such statute or regulation; and (iii) references to “fiscal year” and “fiscal quarter” mean the relevant fiscal period of the Borrower.

(e)           Section, subsection, clause, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(f)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3           Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2006 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP, except as otherwise specifically prescribed herein.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4           Allocation of Revolving Loans and Revolving Credit Commitments; Effect of Restatement.

(a)           The Borrower and each Lender agree that, effective as of the Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement. At the Closing Date, the Revolving Credit Commitments shall be allocated in accordance with the terms hereof and each Lender shall have a direct or participation share equal to its Revolving Credit Percentage of all outstanding Revolving Loans.

(b)           To facilitate allocation described in clause (a), on the Closing Date, (i) all revolving loans under the Existing Credit Agreement shall be deemed to be Revolving Loans hereunder, (ii) each Revolving Credit Lender that is a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Revolving Credit Lender’s Revolving Credit Percentage of all outstanding Revolving Loans hereunder (including any Revolving Loans requested by the Borrower on the Closing Date) over the amount of all of such Revolving Credit Lender’s revolving loans under the Existing Credit Agreement, (iii) each Revolving Credit Lender that is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of all outstanding Revolving Loans hereunder (including any Revolving Loans requested by the Borrower on the Closing Date), (iv) the Administrative Agent shall apply the funds received from the Revolving Credit Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Revolving Credit Lenders (pro rata according to the amount of the revolving loans each is required to purchase to achieve the allocation described in clause (a), to purchase from each Existing Lender that is not a party hereto the revolving loans of such Existing Lender under the Existing Credit Agreement (and, if applicable to purchase from any Existing Lender that is a party hereto but that has loans under the Existing Credit Agreement in excess of such Revolving Credit Lender’s Revolving Credit Percentage of all then-outstanding Revolving Loans hereunder (including any Revolving Loans requested by the Borrower on the Closing Date), a portion of such revolving loans equal to such excess), second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 3.12 of the Existing Credit Agreement, assuming for such purpose that the loans under the Existing Credit Agreement were prepaid rather than reallocated at the Closing Date) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Borrower shall direct, and (v) the Borrower shall select new Interest Periods to apply to all Revolving Loans hereunder (or, to the extent the Borrower fails to do so, such Revolving Loans shall be, continue as or become ABR Loans).

(c)           The Borrower and the Revolving Credit Lenders that are Existing Lenders (which Revolving Credit Lenders constitute the “Required Lenders” under and as defined in the Existing Credit Agreement) agree that, concurrently with the effectiveness hereof, the Existing Credit Agreement shall be amended and restated hereby and shall thereafter be of no further force or effect (except for provisions thereof that by their terms survive termination thereof).

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS; SWINGLINE LOANS

2.1           Loans.

(a)           Term Loans.

(i)            Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date in an amount not to exceed such Term Loan Lender’s Commitment Percentage of the Term Loan Facility. The Term Loan borrowing shall consist of Term Loans made simultaneously by the Term Loan Lenders in accordance with their respective Commitment Percentages of the Term Loan Facility. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

(ii)           Not later than 10:00 a.m. New York City time on the Closing Date, each Term Loan Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make available the amount of its Commitment Percentage of the Term Loan Facility by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Administrative Agent’s Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof as shall be directed by a Responsible Officer and reasonably acceptable to the Administrative Agent. The borrowing of the Initial Term Loans may be a single ABR Loan or a single Eurodollar Loan, in each case, subject to conversion after the Closing Date in accordance with Section 3.3; provided, however, that the Borrower shall give the Administrative Agent irrevocable written notice in substantially the form of Exhibit I (which notice must be received by the Administrative Agent prior to 11:00 a.m. New York City time) three Business Days prior to the Closing Date, if the Initial Term Loans are to be initially Eurodollar Loans.

(b)           Revolving Loans. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (“Revolving Loans”) (provided that any repricing or conversion of an outstanding Revolving Loan shall not be considered a making of a Revolving Loan) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment; provided that no Revolving Credit Lender shall be obligated to make a Revolving Loan if, after giving effect to the making of such Revolving Loan, such Revolving Credit Lender’s Available Commitment would be less than zero. During the Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(c)           The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.3.

2.2           Procedure for Borrowing. The Borrower may borrow Revolving Loans under the Revolving Credit Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice, in substantially the form of Exhibit I (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, if all of the requested Loans are to be initially ABR Loans), in each case specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods for such Eurodollar Loans. Each borrowing of ABR Loans (other than Swingline Loans) shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000, and each borrowing of Eurodollar Loans shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative

Agent for the account of the Borrower at the Administrative Agent’s Office prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent. The failure of any Revolving Credit Lender to make a Revolving Loan to be made by it as part of any borrowing shall not relieve any other Revolving Credit Lender of its obligation to make available its share of such borrowing.

2.3           Increase of Commitments. (a)  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time (but not more than five times), request an increase in the aggregate amount of the Revolving Credit Commitments and/or the Term Loan Commitments (any Term Loan made pursuant to this Section 2.3(a), hereafter referred to as an “Incremental Term Loan”); provided that the aggregate amount of all increases in the amount of the Aggregate Commitments pursuant to this Section 2.3 shall not exceed $250,000,000. Such increase in the Aggregate Commitments may be provided by the Lenders or Eligible Assignees designated by the Borrower that are willing to provide such increase (an “Increasing Lender”) and to become Lenders pursuant to a “Joinder Agreement”, substantially in form of Exhibit K, pursuant to which such Increasing Lender shall become a party to this Agreement; provided that any such increases shall be in a minimum amount of $10,000,000 or a higher integral multiple of $1,000,000. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Credit Commitment or Term Loan Commitment hereunder.

(b)           If the Aggregate Commitments are increased in accordance with this Section 2.3, (i) the Administrative Agent and the Borrower shall determine (A) the effective date (the “Increase Effective Date”), and (B) the final allocation of such increase and Schedule I attached hereto shall be automatically updated to reflect the same and (ii) the Borrower, the Administrative Agent and the Lenders providing the Incremental Term Loans shall agree to the amortization schedule in respect of such Incremental Terms Loans pursuant to Section 3.2(e), and as provided in Section 3.2(e), are hereby authorized to attach Schedule 3.2(e) to this Agreement; provided, that the weighted average life to maturity of the Incremental Term Loans shall not be shorter than the existing weighted average life to maturity of the Initial Term Loans at such time. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(c)           As a condition precedent to such increase, (i) no Default shall exist, (ii) the Borrower shall (x) deliver to the Administrative Agent (1) a Joinder Agreement executed by the Borrower and the applicable Lender(s), and (2) a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase no Default exists and (iii) pursuant to the terms of the Fee Letter, pay the fees to the applicable Persons. On the applicable Increase Effective Date, the Revolving Credit

Commitment and/or the Term Loan Commitment, as the case may be, of each Increasing Lender shall be increased by the amount offered by (or, if applicable, allocated to) such Increasing Lender and the Aggregate Commitments shall be increased (and the Commitment Percentages adjusted) accordingly.

(d)           This Section 2.3 shall supersede any provisions in Section 3.8 or 10.1 to the contrary.

(e)           The parties hereto agree that, notwithstanding any other provision of this Agreement, the Administrative Agent, the Borrower, each Increasing Lender and each other Lender, as applicable, may make arrangements reasonably satisfactory to such parties to cause an Increasing Lender to temporarily hold risk participations in the Revolving Loans of the other Lenders (rather than fund its Commitment Percentage of all outstanding Revolving Loans concurrently with the applicable increase) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitments. The Borrower acknowledges that if (despite any arrangements established pursuant to the foregoing sentence), as a result of a non-pro-rata increase in the Aggregate Commitments, any Eurodollar Loans must be prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 3.12.

2.4           Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from the first day of the Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the actual amount of the Available Commitment of such Revolving Credit Lender for each day during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date.

2.5           Termination or Reduction of Commitments.

(a)           The Borrower shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments to an amount that is not less than the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

(b)           Subject to Section 2.3(a), the aggregate Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the borrowing of the Initial Term Loans.

2.6           Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay the principal amount of the Term Loans as set forth in Section 3.2(d) and as applicable, Section 3.2(e), and interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.5.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount and Type of each Loan made hereunder and each Interest Period for each Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)           The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will sign and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Note”).

2.7           Swingline Loans.

(a)           Subject to the terms and conditions hereof, the Swingline Lender may (in its sole and absolute discretion) make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments available from time to time during the Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Amount and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero. During the Commitment Period, the Borrower may borrow, repay, and reborrow Swingline Loans, subject to the agreement of the Swingline Lender and in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans.

(b)           The Borrower shall repay all outstanding Swingline Loans on the Termination Date.

2.8           Procedure for Swingline Borrowing and Prepayment; Refunding of Swingline Loans.

(a)           Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each Swingline Loan shall be in an amount equal to $500,000 or a higher integral multiple of $50,000. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:15 p.m., New York City time, on the proposed Borrowing Date (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.7(a)(ii) or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may (in its sole and absolute discretion), not later than 3:00 p.m., New York City time, on the proposed Borrowing Date, make available to the Administrative Agent at the Administrative Agent’s Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of any such Swingline Loan available to the Borrower by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b)           The Swingline Lender may, at any time and from time to time in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf), request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Loan (which shall be an ABR Loan), in an amount equal to such Revolving Credit Lender’s Commitment Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Such request shall be made in writing and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans. Each Revolving Credit Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Administrative Agent’s Office in immediately available funds, not later than 1:00 p.m. New York City time, on the Borrowing Date specified by the Swingline Lender. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline

Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c)           If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.8(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Administrative Agent in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.8(b), each Revolving Credit Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.8(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Credit Lender’s Commitment Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d)           Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)           Each Revolving Credit Lender’s obligation to make the Revolving Loans referred to in Section 2.8(b) and to purchase participating interests pursuant to Section 2.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the existence of a Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)            The Borrower may from time to time prepay Swingline Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent and the Swingline Lender not later than 11:00 a.m., New York City time on the date of prepayment, specifying the date and amount of prepayment. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a higher integral multiple of $50,000, and after giving effect to any such prepayment the aggregate principal amount of all Swingline Loans shall not be less than $500,000.

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO THE LOANS

3.1           Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent, at least three Business Days’ prior to the date of prepayment if all or any part of the Loans to be prepaid are Eurodollar Loans, and at least one Business Day prior to the date of prepayment if all of the Loans to be prepaid are ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.12. Partial prepayments of ABR Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a higher integral multiple of $100,000, and partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a higher integral multiple of $1,000,000. Prepayments under this Section 3.1 with respect to the Term Loans shall be applied ratably against the remaining scheduled installments of the Term Loans and among the Term Loan Lenders in accordance with each Term Loan Lender’s Commitment Percentage of the Term Loan Facility until payment in full of the aggregate principal amount of all Term Loans outstanding on such date.

3.2           Mandatory Commitment Reductions; Mandatory Prepayments.

(a)           Concurrently with (i) any Asset Sale and (ii) any Shareholder Asset Sale with respect to an Investment Firm or other Restricted Subsidiary in which the Borrower holds, directly or indirectly, in excess of a 50% ownership interest, if, after giving effect to such Shareholder Asset Sale, the Borrower does not continue to hold, directly or indirectly, in excess of a 50% equity ownership interest in the relevant Investment Firm or Restricted Subsidiary, the Borrower, in accordance with clause (c) below, shall repay the aggregate principal amount of the Loans in an amount equal to the excess of the aggregate amount of the Net Proceeds of all Asset Sales and all such Shareholder Asset Sales made after February 8, 2007 over $200,000,000 and the Revolving Credit Commitments shall be permanently reduced (rounded down, if necessary, to an integral multiple of $5,000,000) by the amount so applied to such Revolving Loans (excluding any portion of such amount previously applied to reduce the Revolving Credit Commitments pursuant to this Section 3.2); provided that the requirements of this clause (a) shall not apply to Net Proceeds from any Asset Sale or Shareholder Asset Sale to the extent that the Borrower notifies the Administrative Agent prior to or concurrently with the receipt of such Net Proceeds that such Net Proceeds are intended to be used, and such Net Proceeds are in fact used, to purchase similar assets within 270 days after such Asset Sale or Shareholder Asset Sale; it being understood that any such Net Proceeds shall be applied as set forth above (without giving effect to this proviso) on the earlier of (a) the 271st day after such sale if not so used prior to such date and (b) the date on which the

Borrower notifies the Administrative Agent that it does not intend to use such Net Proceeds as set forth in this proviso.

(b)           If, as a result of the reduction of the Revolving Credit Commitments pursuant to clause (a), the aggregate principal amount of the Revolving Loans and the Swingline Loans exceeds the aggregate amount of the Revolving Credit Commitments, the Borrower shall immediately prepay Revolving Loans in the amount of such excess. All prepayments of Revolving Loans pursuant to this Section 3.2(b) shall be made without premium or penalty (but shall be subject to Section 3.12) and shall be accompanied by accrued and unpaid interest on the principal amount being prepaid. Subject to clause (c) below, all such prepayments with respect to Revolving Loans shall be applied as directed in writing by the Borrower or, in the absence of such direction, first, to prepay Swingline Loans until the Swingline Loans are paid in full, second, to prepay Revolving Loans that are ABR Loans until such Revolving Loans are paid in full and, third, to prepay Revolving Loans that are Eurodollar Loans until such Loans are paid in full.

(c)           Except with respect to Section 3.2(b), each prepayment of Loans pursuant to the foregoing provisions of this Section 3.2 shall be applied, first, ratably to the Term Loan Facility and to the principal repayment installments thereof in the manner set forth in the last sentence of this clause (c) and, second, to the Revolving Credit Facility in the manner set forth in clause (b) above. Prepayments with respect to the Term Loans shall be applied ratably against the remaining scheduled installments of the Term Loans and among the Term Loan Lenders in accordance with each Term Loan Lender’s Commitment Percentage of the Term Loan Facility until payment in full of the aggregate principal amount of all Term Loans outstanding on such date.

(d)           The Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Initial Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
January 31, 2008	$5,000,000
April 30, 2008	$5,000,000
July 31, 2008	$5,000,000
October 31, 2008	$5,000,000
January 31, 2009	$5,000,000
April 30, 2009	$5,000,000
July 31, 2009	$5,000,000

October 31, 2009	$5,000,000
January 31, 2010	$10,000,000
April 30, 2010	$10,000,000
July 31, 2010	$10,000,000
October 31, 2010	$10,000,000
January 31, 2011	$10,000,000
April 30, 2011	$10,000,000
July 31, 2011	$10,000,000
October 31, 2011	$10,000,000
January 31, 2012	$10,000,000
Termination Date	$70,000,000

provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.

(e)           The Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Incremental Term Loans outstanding on the dates in the respective amounts set forth opposite such dates on Schedule 3.2(e) attached hereto (it being understood that such Schedule will be attached hereto at such time, if applicable, that the Incremental Term Loans are made). The final principal repayment installment of the Incremental Term Loans shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Incremental Term Loans outstanding on such date.

3.3           Conversion and Continuation Options. (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable written notice, substantially in the form of Exhibit J, of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans (other than ABR Loans which are Swingline Loans) to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice, substantially in the form of Exhibit J, of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Appropriate Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein; provided that no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate.

(b)           Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving written notice, substantially in the form of Exhibit J, to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a continuation is not appropriate; and provided, further, that (i) if the Borrower fails to give such notice or if such continuation is not permitted, then such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (ii) if the Borrower gives a notice of continuation but fails to specify the applicable Interest Period, then the Borrower shall be deemed to have requested a one-month Interest Period.

3.4           Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a higher integral multiple of $1,000,000. In no event shall there be more than 10 Eurodollar Tranches outstanding at any time.

3.5           Interest Rates and Payment Dates. (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)           Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin; provided that so long as the Revolving Credit Lenders have not been required to purchase participations in Swingline Loans pursuant to Section 2.8(c), Swingline Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin minus the Commitment Fee Rate.

(c)           If any amount payable by the Borrower under any Loan Document is not paid when due (after any applicable grace period), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws. Furthermore, upon the request of the Required Lenders, at any time an Event of Default exists, the Borrower shall pay interest on the Loans at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(d)           Interest shall be payable in arrears on each Interest Payment Date and on the Termination Date; provided that interest accruing pursuant to Section 3.5(c) shall be payable from time to time on demand.

3.6           Computation of Interest and Fees. (a)  Interest based on Bank of America’s “prime rate” shall be calculated on the basis of a year of 365 (or, if applicable, 366) days and for the actual number of days elapsed. All other interest and all fees shall be calculated on the basis of a year of 360 days and for the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Appropriate Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Appropriate Lenders of the effective date and the amount of each such change in the ABR or the Eurodollar Reserve Percentage.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.5(a).

3.7           Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)           the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)           the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by the Required Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof, to the Borrower and the Appropriate Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to be continued on the first day of such Interest Period shall be converted to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

3.8           Pro Rata Treatment and Payments. (a)  Except as provided in Section 2.3(e), each borrowing by the Borrower from the Revolving Credit Lenders hereunder (other than borrowings of Swingline Loans), each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the

Revolving Credit Lenders shall be made pro rata according to the respective Commitment Percentages of the Revolving Credit Lenders. Subject to Sections 2.3(e) and 3.8(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders; provided that payments in respect of Swingline Loans that have not been refunded with Revolving Loans pursuant to Section 2.8(b) shall be for the account of the Swingline Lender only (subject to the Swingline Lender’s obligation to share with any participants in the Swingline Loans). Subject to Sections 2.3(e) and 3.8(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Appropriate Lenders at the Administrative Agent’s Office, in Dollars and in immediately available funds (and funds received after that time shall be deemed to have been received on the next succeeding Business Day). The Administrative Agent shall distribute such payments to the Appropriate Lenders promptly upon receipt (and if such payment is received prior to 12:00 noon, on the same day) in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(b)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, for the period from such Borrowing Date until such Lender makes such amount available to the Administrative Agent in immediately available funds, at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

(c)           In the event that a Lender fails to make available after a period of three Business Days to the Administrative Agent its portion of a borrowing (any such Lender, a

“Defaulting Lender”), the Borrower may replace such Lender as provided in Section 3.14. Notwithstanding any such replacement, no Defaulting Lender shall be released from any of its rights or obligations under any Loan Document (including Section 9.7) for actions taken or failed to be taken by it prior to the date of such substitution.

3.9           Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

3.10         Requirements of Law. (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)            shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.11 and changes in the rate of tax on the overall net income, or franchise taxes imposed in lieu of income taxes, of such Lender);

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender in good faith deems to be material, of agreeing to make or maintain, or of making, converting into, continuing or maintaining, Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly (and in any event within 10 days after receipt of a certificate in accordance with Section 3.10(c)) pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender in good faith to be material, then the Borrower shall promptly (and in any event within 10 days after receipt of a certificate in accordance with this Section 3.10(b), pay to such Lender such additional amount or amounts as will fairly compensate such Lender for such reduction in the return on capital.

(c)           If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.10, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that no additional amount shall be payable under this Section 3.10 for a period longer than nine months prior to such notice to the Borrower. A certificate as to any additional amounts payable pursuant to this Section 3.10 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive for a period of one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. In determining whether to make a claim, and calculating the amount of compensation, under this Section 3.10, each Lender shall apply standards that are not inconsistent with those generally applied by such Lender in similar circumstances.

3.11         Taxes. (a)  All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having signed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. In addition, if any Non-Excluded Taxes are directly imposed on or asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Non-Excluded Taxes and the Borrower will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Administrative Agent or such Lender after the payment of such Non-Excluded Taxes (including any taxes on such additional amounts)

shall equal the amount such Person would have received had such Non-Excluded Taxes not been imposed or asserted. Notwithstanding the foregoing two sentences, the Borrower shall not be required to increase any amount payable, or pay any additional amount, under this Section 3.11(a) to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.11(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive for a period of one year the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)           Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

(i)            deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN, or successor applicable form, as the case may be;

(ii)           deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

(iii)          obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection; provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c)           If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but not more than the indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to the relevant portion of such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or such Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.12         Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so prepaid, borrowed, converted or continued, for the period from the date of such prepayment or of such failure to prepay, borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.13         Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Section 3.10 or 3.11(a), or if any adoption or change of the type described in Section 3.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be unreasonably disadvantageous to it, as determined in its reasonable sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 3.10 or 3.11(a), or would eliminate or reduce the effect of any adoption or change described in Section 3.9.

3.14         Replacement of Lenders. (a)  If any Lender (i) makes any demand for payment under Section 3.10 or 3.11(a), (ii) becomes subject to an event described in Section 3.9, (iii) does not consent to a proposed amendment or supplement to, or waiver of or other modification of, this Agreement that (A) requires the approval of all Lenders (or all affected

Lenders) and (B) has been approved by the Required Lenders, or (iv) is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6(c)), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(1)  the Borrower shall have paid to the Administrative Agent the assignment fee specified in
Section 10.6(e);

(2)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.12, calculated as if such Lender’s Eurodollar Loans were paid in full on the date of such assignment) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(3)  in the case of any such assignment resulting from a demand for payment under Section 3.10 or 3.11(a), such assignment will result in a reduction in such compensation or payments thereafter;

(4)  the Borrower may not require any Lender to make such assignment pursuant to clause (iii) above unless all other Lenders that did not consent to the relevant amendment, supplement, waiver or modification are concurrently required to assign all of their interests, rights and obligations hereunder; and

(5)  such assignment does not conflict with applicable laws.

(b)           A Lender shall not be required to make any assignment and delegation pursuant to this Section 3.14 if, prior thereto (as a result of a waiver by such Lender or otherwise), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1           Financial Condition. The Borrower has heretofore furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2006 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2007 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date (the “Financial

Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at December 31, 2006 and September 30, 2007 and present fairly, in all material respects, the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure). The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved. Except as set forth on Schedule 4.1, neither the Borrower nor any consolidated Subsidiary had, at December 31, 2006 or at the date hereof, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or unusual material forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1, during the period from December 31, 2006 through the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of December 31, 2006.

4.2           No Change. Since December 31, 2006, except as set forth in the Financial Statements and except as set forth on Schedule 4.2, there has been no development or event which has had or could have a Material Adverse Effect.

4.3           Corporate Existence; Compliance with Law. Each of the Borrower, each Restricted Subsidiary and each other Subsidiary Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material properties, to lease the material properties it operates as lessee and to conduct the businesses in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with its certificate of incorporation and by-laws or other similar organizational or governing documents and with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

4.4           Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has the corporate power and authority, and the legal right to borrow hereunder and has taken all necessary corporate action to authorize such borrowings on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Documents against any Loan Party that is a party thereto; provided that the Administrative Agent’s rights under the Pledge Agreements are subject to the terms and provisions thereof. This Agreement has been, and each other Loan Document will be when delivered, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when delivered will constitute, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5           No Legal Bar. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, the borrowings hereunder and the use of the proceeds thereof will not violate any certificate of incorporation and by-laws or other similar organizational or governing documents, Requirement of Law or Contractual Obligation applicable to any Loan Party or any of its Subsidiaries, except for such violations of Requirements of Law or Contractual Obligations which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower or any Restricted Subsidiary pursuant to any such organizational or governing document, Requirement of Law or Contractual Obligation, except pursuant to this Agreement and the other Loan Documents.

4.6           No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of its or their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

4.7           No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

4.8           Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9           Taxes. Each of the Borrower and each Subsidiary has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed or has timely filed a request for an extension of such filing and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and, except as set forth on Schedule 4.9, all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (except, in each case, to the extent the amount or validity thereof is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and as to any of which the failure to pay would not have a Material Adverse Effect).

4.10         Federal Regulations. (a)  None of the Pledged Collateral consists of “margin stock” (within the meaning of Regulation U). “Margin stock” (within the meaning of Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge or any similar restriction hereunder. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

(b)           The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the FRB) which limits its ability to incur Indebtedness.

4.11         ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under any Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no Multiemployer Plans. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan.

4.12         Investment Company Act; Investment Advisers Act. (a)  None of the Borrower, any Restricted Subsidiary or any other Subsidiary Guarantor is, or after giving effect to any Acquisition will be, an “investment company” within the meaning of the Investment Company Act.

(b)           Each Subsidiary and each other Investment Firm is, to the extent required thereby, duly registered as an investment adviser under the Investment Advisers Act, except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect. On the date hereof, the Borrower is not an “investment adviser” within the meaning of the Investment Advisers Act. Each Fund which is sponsored by any Subsidiary or other Investment Firm and which is required to be registered as an “investment company” under the Investment Company Act is duly registered as such thereunder, except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect.

(c)           The Borrower is not required to be registered as a broker-dealer under the Securities Acts (and each Subsidiary and other Investment Firm required to be so registered is so duly registered), except to the extent the failure to be so registered could not reasonably be expected to have a Material Adverse Effect.

(d)           Each of the Borrower, each Restricted Subsidiary and each other Investment Firm is duly registered, licensed or qualified as an investment adviser or broker-dealer in each State of the United States where the conduct of its business requires such registration, licensing or qualification and is in compliance in all material respects with all Federal and State laws requiring such registration, licensing or qualification, except to the extent the failure to be so registered, licensed or qualified or to be in such compliance will not have, in the case of Federal laws, or could not reasonably be expected to have, in the case of State laws, a Material Adverse Effect.

4.13         Subsidiaries and Other Ownership Interests. The Subsidiaries listed on Schedule 4.13 constitute the only Subsidiaries of the Borrower as at the date hereof. The Borrower has as at the date hereof, directly or indirectly, an equity or other ownership interest in each Investment Firm and each other Person listed on Schedule 4.13; and other than as set forth on such schedule, the Borrower has no such interest, directly or indirectly, in any other Person.

4.14         Use of Proceeds. The proceeds of the (a) Term Loans on the Closing Date shall be used by the Borrower to repay a portion of the outstanding revolving loans under the Existing Credit Agreement and to pay fees and expenses incurred in connection with the execution and delivery of the Loan Documents and thereafter to make Acquisitions and other investments (including acquisitions of additional Capital Stock in Subsidiaries and Affiliates of the Borrower) and (b) Revolving Loans shall be used by the Borrower (i) for working capital, capital expenditures and other general corporate purposes (including to make payments on the Zero-Coupon Bonds and any securities exchanged therefor and to make interest payments in respect of the Feline Prides II Senior Notes), (ii) to make Acquisitions and other investments (including acquisitions of additional Capital Stock in Subsidiaries and Affiliates of the Borrower), (iii) to purchase, repay or redeem any debt or equity of the Borrower or any Subsidiary so long as such purchase, repayment or redemption is not prohibited by any other provision of this Agreement and (iv) to pay fees and expenses to be incurred in connection with the foregoing.

4.15         Accuracy and Completeness of Information. To the best of the Borrower’s knowledge, the documents furnished and the statements made in writing to the Lenders by or on behalf of the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents, taken as a whole, do not contain any untrue statement of fact material to the credit worthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading under the circumstances in which such statements were made, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

4.16         Pledge Agreements. The provisions of each Pledge Agreement are effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in all right, title and interest of the Restricted Loan Party that is party thereto in the collateral covered thereby and all necessary actions have been taken to create a first priority perfected Lien in such collateral.

SECTION 5.  CONDITIONS PRECEDENT

5.1           Conditions to Effectiveness. This Agreement shall become effective, and all revolving loans outstanding under the Existing Credit Agreement shall be deemed to be Revolving Loans hereunder and subject to the terms and conditions hereof, on the date on which all of the following conditions precedent have been satisfied:

(a)           Loan Documents. The Administrative Agent shall have received (i) this Agreement, signed by a duly authorized officer of the Borrower, (ii) the Borrower Pledge Agreement, signed by a duly authorized officer of the Borrower, and (iii) the Subsidiary Pledge Agreement, signed by a duly authorized officer of each Subsidiary party thereto.

(b)           Projections. The Administrative Agent shall have received a budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by the management of the Borrower, in form satisfactory to the Administrative Agent of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries for the immediately following four (4) fiscal years.

(c)           Notes. The Administrative Agent shall have received, for the account of each Lender that has requested the same, a Note made by the Borrower conforming to the requirements of this Agreement, signed by a duly authorized officer of the Borrower.

(d)           Borrower Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, signed by a Responsible Officer.

(e)           Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar governing body) of the Borrower and each Subsidiary Guarantor authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the granting (to the extent applicable) of the Liens created pursuant to the Pledge Agreements, in each case certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(f)            Incumbency Certificate. The Administrative Agent shall have received a certificate of the Borrower and each Subsidiary Guarantor, dated the Closing Date, as to the incumbency and signatures of the officers of such Loan Party signing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, signed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

(g)           Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of the Borrower and each Subsidiary Guarantor, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

(h)           Fees. All fees payable by the Borrower to the Administrative Agent, the Arranger and any Lender on or prior to the Closing Date pursuant to this Agreement or pursuant to the Fee Letter shall have been paid in full, in each case in the amounts and on the dates set forth herein or therein.

(i)            Attorney Costs. The Administrative Agent shall have received evidence of payment by the Borrower of all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(j)            Legal Opinion. The Administrative Agent shall have received the legal opinion of Ropes & Gray LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit D. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(k)           Pledged Stock and other Equity Interests; Transfer Powers. The Administrative Agent shall have received all certificates representing the shares of Capital Stock pledged pursuant to the Pledge Agreements, together with an undated transfer power, in form and substance reasonably satisfactory to the Administrative Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(l)            Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Pledge Agreements have been completed.

(m)          Lien Searches. The Administrative Agent shall have received the results of a recent search, by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and the other Restricted Loan Parties, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

(n)           Existing Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that all accrued but unpaid interest and fees payable under the Existing Credit Agreement have been, or concurrently with the effectiveness hereof will be, paid in full.

(o)           No Default, etc. The conditions precedent to the making of a Loan set forth in Section 5.2(a) and (b) shall be satisfied

5.2           Conditions to Each Loan. The agreement of each Lender to make any Loan (excluding any repricing or conversion of any then outstanding Loan) is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties. Each representation and warranty made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that (i) representations and warranties made with reference to a specific date shall remain true and correct as of such date only and (ii) representations and warranties shall not be required to remain true to the extent changes have resulted from actions permitted hereunder.

(b)           No Default. No Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c)           Notice of Borrowing. The Administrative Agent shall have received (i) on the Closing Date, a notice of borrowing in the form of Exhibit I with respect to the borrowing of the Initial Term Loans hereunder and (ii) thereafter a notice of borrowing pursuant to Section 2.2 (or in the case of Swingline Loans, pursuant to Section 2.8).

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.  AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries (and, in the case of Sections 6.3 and 6.4(c) and any other Section that applies to Subsidiaries generally, each of its Unrestricted Subsidiaries) to:

6.1           Financial Statements. Furnish to the Administrative Agent (which shall promptly furnish to the Lenders):

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year, copies of the consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated statements only, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b)           as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Restricted

Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject, in the case of interim financial statements, to year end adjustments and the absence of footnotes).

6.2           Certificates; Other Information. Furnish to the Administrative Agent (which shall promptly furnish to the Lenders):

(a)           concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer (A) stating that, to the best of such Responsible Officer’s knowledge, no Default exists, except as specified in such certificate; (B) containing a computation of each of the financial ratios and restrictions set forth in Section 7.1; and (C) describing in reasonable detail any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary and (ii) a listing for each Investment Firm of its aggregate assets under management as of the end of the period covered by such financial statements;

(c)           within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)           within five Business Days after the consummation of any Acquisition of a new Investment Firm for which more than $150,000,000 in aggregate consideration was paid (including any non-cash consideration), (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Investment Firm which is the subject of such Acquisition, (B) copies of the purchase agreement or other acquisition document (including any Revenue Sharing Agreement) executed or to be executed by the Borrower or any Restricted Subsidiary in connection with such Acquisition, (C) an unaudited pro forma consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at a recent date but prepared as though the closing of such Acquisition had occurred on or prior to such date and related pro forma calculations, indicating compliance on a pro forma basis as at such date and for the periods then ended with the financial covenants set forth in Section 7.1 and (D) a copy of the most recent Form ADV, if any, filed under the Investment Advisers Act in respect to any Investment Firm which is the subject of such Acquisition;

(e)           concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), with respect to the consummation of any Acquisition during the most recently ended fiscal quarter of a new Investment Firm for which more than $50,000,000 but less than $150,000,000 in aggregate consideration was paid (including any non-cash consideration), (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Investment Firm which is the subject of such Acquisition, (B) copies of the purchase agreement or other acquisition document (including any Revenue Sharing Agreement) executed or to be executed by the Borrower or any Restricted Subsidiary in connection with such Acquisition, (C) an unaudited pro forma consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at a recent date but prepared as though the closing of such Acquisition had occurred on or prior to such date and related pro forma calculations, indicating compliance on a pro forma basis as at such date and for the periods then ended with the financial covenants set forth in Section 7.1 and (D) a copy of the most recent Form ADV, if any, filed under the Investment Advisers Act in respect to any Investment Firm which is the subject of such Acquisition;

(f)            concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), notice of the consummation of any Acquisition for which less than $50,000,000 in aggregate consideration was paid (including any non-cash consideration);

(g)           concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), notice of the consummation of any Acquisition of additional Capital Stock of an existing Investment Firm during the most recently ended fiscal quarter;

(h)           on (i) any date on which Feline Prides II Senior Notes are exchanged for, or refinanced or replaced by, Indebtedness that meets the requirements of Section 7.2(g) and (ii) the date on which the Leverage Ratio is measured pursuant to Section 7.1(b)(ii), a Compliance Certificate (which shall include a computation of the Leverage Ratio as of such date (after giving effect to any such exchange, refinancing or replacement of Feline Prides II Senior Notes on such date); and

(i)            promptly, such additional financial and other information and documents (including a copy of any debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be party) as any Lender may, through the Administrative Agent, from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or a website sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and immediately following such notification the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered with the Securities and Exchange Commission or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute information subject to the confidentiality provisions in Section 10.15, they shall be treated as set forth in Section 10.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.3           Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including taxes and other governmental levies), except (i) where the amount or validity thereof is currently being contested in good faith by appropriate actions and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be, and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.4           Conduct of Business and Maintenance of Existence. (a)  Continue to engage in business of the same general type as now conducted and purported to be conducted by it and activities reasonably related or complementary thereto; (b) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (including all such registrations under the Investment Advisers Act and all material investment advisory agreements, distribution agreements and shareholding and other administrative servicing contracts), except, in the case of this clause (b), (i) as otherwise permitted by Section 7.4 and (ii) for failures that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect; and (c) comply, and to the extent reasonably within its control, cause each Investment Firm and Fund (which is sponsored by an Investment Firm) to comply, with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5           Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and furnish to the Administrative Agent, upon request, full information as to the insurance carried.

6.6           Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries, in all material respects in conformity with all Requirements of Law and sufficient to permit the preparation of financial statements in accordance with GAAP, shall be made of all dealings and transactions in relation to its business and activities, except, in the case of Requirements of Law, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and upon at least three days prior notice or such lesser period of time as may be acceptable to the Borrower or the relevant Restricted Subsidiary, as the case may be, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and with its independent certified public accountants (provided that with respect to Restricted Subsidiaries, other than during the existence of a Default, the Borrower shall have complied with this obligation if it shall have used its commercially reasonable efforts to cause its Restricted Subsidiaries to allow the Administrative Agent and/or the applicable Lender pursuant to the foregoing terms and conditions to visit and inspect the properties of such Restricted Subsidiaries and examine and make abstracts from any of the books and records of such Restricted Subsidiaries and to discuss the business, operations, properties and financial and other condition of such Restricted Subsidiaries with officers and employees of such Restricted Subsidiaries and with their independent certified public accountants).

6.7           Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent and each Lender of:

(a)           the occurrence of any Default;

(b)           any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, proceeding or, if known to the Borrower, investigation which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)           any litigation or proceeding affecting the Borrower or any Subsidiary or any “affiliated person” of the Borrower or any Subsidiary within the meaning of the Investment Company Act in which (i) the amount involved is $7,500,000 or more and not covered by insurance or (ii) injunctive or similar relief is sought and which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect;

(d)           the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(e)           any suspension or termination of the registration of any Subsidiary or other Investment Firm as an investment adviser under the Investment Advisers Act, or of any registration as a broker-dealer under the Securities Acts or under any applicable state statute which is material to the business thereof;

(f)            any event which could reasonably be expected to have a Material Adverse Effect;

(g)           any public announcement by S&P, Fitch or Moody’s of any change in the Debt Rating;

(h)           the creation or acquisition of any new Subsidiary; and

(i)            the remarketing and/or replacement of the Feline Prides II Senior Notes.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto, if any.

6.8           Pledges.

(a)           At all times, the Administrative Agent shall have a Lien on, and a pledge of (subject to Sections 6.8(b) and (c)), on behalf of itself and the other Lenders, (i) all of the equity interests owned by (A) the Borrower and its Restricted Subsidiaries in each other Subsidiary and in each Investment Firm and (B) each wholly-owned Restricted Subsidiary in each other Subsidiary and in each Investment Firm (collectively, a “Specified Equity Interest”) (in each case, subject to Sections 6.8(b) and (c)), such that the Borrower and/or the Restricted Subsidiaries and/or entities with respect to which the Borrower or a Restricted Subsidiary has pledged all of the equity interests owned by the Borrower or such Restricted Subsidiary constitute not less than 90% of pro forma Adjusted Consolidated EBITDA, and (ii) all of the equity interests owned by the Borrower and its Restricted Subsidiaries (subject to Sections 6.8(b) and (c)) in each entity acquired or created after the Closing Date if more than 5% of pro forma Adjusted Consolidated EBITDA is attributable to such entity.

(b)           Notwithstanding the terms contained in Section 6.8(a), (i) neither the Borrower nor any Restricted Subsidiary shall be required to pledge to the Administrative Agent more than 65% of the equity interests of any Foreign Subsidiary; (ii) no Foreign Subsidiary shall be required to pledge any equity interest in any of its Subsidiaries; and (iii) the Borrower shall not be required to pledge any of the equity interests in the Capital Trusts.

(c)           To comply with paragraph (a) above, as applicable, the Borrower or such Restricted Subsidiary shall (i) in the case of any entity that is newly acquired or created after the Closing Date, promptly after the creation or acquisition thereof, and (ii) in the case of the acquisition of any incremental equity interests of an entity that is at the time of the acquisition of such interests already the subject of a pledge, not later than the delivery of a Compliance Certificate pursuant to Section 6.2(b) following such acquisition, execute and deliver or cause to be executed and delivered to the Administrative Agent, with a copy to the Administrative Agent’s counsel, a Pledge Agreement Supplement (which shall be in form and substance reasonably satisfactory to the Administrative Agent) with respect to the pledge of such Specified Equity Interest, together with evidence in form and substance reasonably satisfactory to the Administrative Agent that all deliveries, filings, recordings, registrations and other actions (including the delivery of any certificates representing such equity interest, together, in the case of stock certificates, with an undated transfer power, in form and substance reasonably satisfactory to the Administrative Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the filing of duly executed financing statements on form UCC-1) that are necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the Liens created by such Pledge Agreement Supplement have been completed; provided, however that, the Borrower and the Restricted Subsidiaries shall not be required to deliver such Pledge Agreement Supplement and such other required documents with respect to any incremental equity interests newly acquired by such Person in Restricted Subsidiaries and Investment Firms if such incremental equity interests are disposed of in a Shareholder Asset Sale within the four (4) consecutive fiscal quarters after the date such incremental equity interests are reported in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 6.2(b).

6.9           Subsidiaries and Guarantees.

(a)           As of the Closing Date, each (i) Subsidiary, (ii) Restricted Subsidiary, (iii) Unrestricted Subsidiary, and (iv) Subsidiary Guarantor is listed and designated as such on Schedule 6.9.

(b)           After the Closing Date, in the event that any Person becomes a wholly-owned Domestic Subsidiary of the Borrower (excluding the Capital Trusts and any Unrestricted Subsidiary that is not directly owned by the Borrower), the Borrower shall promptly (and in any event within 10 days) cause such Person to (i) become a guarantor by executing and delivering to the Administrative Agent, with a copy to the Administrative Agent’s counsel, a counterpart of the Subsidiary Pledge Agreement (in the case of any such Person that, pursuant to Section 6.8, is also required to pledge any equity interest owned by such Person) or the Subsidiary Guaranty (in the case of any Person that is not required to pledge any equity interest pursuant to Section 6.8) or, in each case, such other document as the Administrative Agent shall deem appropriate for such purpose; and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.1(e), (f) and (g) and, if requested by the Administrative Agent, a favorable opinion of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.10         Post-Closing Covenant. Within sixty (60) days of the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), each of the Loan Parties listed on Schedule 6.10 shall deliver to the Administrative Agent true and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of such Loan Party, certified as of a recent date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

SECTION 7.  NEGATIVE COVENANTS

The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

7.1           Financial Condition Covenants.

(a)           Interest Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any Computation Period to be less than 3.00 to 1.00.

(b)           Leverage Ratio. Permit the Leverage Ratio to exceed 3.50 to 1.00 as of (i) the last day of any Computation Period; or (ii) February 18, 2008 (or, if arrangements have been made to exchange, refinance or replace any Feline Prides II Senior Notes as of February 18, 2008 but settlement of funds therefor does not occur until after such date, on the date of such settlement (but not later than February 22, 2008)).

7.2           Limitation on Debt. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under this Agreement and the other Loan Documents;

(b)           Indebtedness of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary;

(c)           Indebtedness of any Restricted Subsidiary incurred to finance its working capital (or the working capital of any of its Subsidiaries that are Restricted Subsidiaries), in an aggregate principal amount not exceeding as to any Restricted Subsidiary $25,000,000 at any time outstanding;

(d)           Indebtedness of the Borrower and its Restricted Subsidiaries incurred to finance its acquisition of fixed or capital assets (whether pursuant to a deferred purchase arrangement with a vendor, a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(e)           Indebtedness of a Person which becomes a Restricted Subsidiary after the date hereof; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof and (ii) immediately after such Person becomes a Restricted Subsidiary, no Default shall have occurred and be continuing;

(f)            Subordinated Indebtedness;

(g)           Indebtedness of the Borrower and its Restricted Subsidiaries existing on the date hereof and described on Schedule 7.2(g), and any Indebtedness exchanged for, or refinancing or replacing, any such scheduled Indebtedness that (i) has economic terms, as of the date of issuance, consistent with market terms for a similarly creditworthy issuer and (ii) has other terms, as a whole, not more onerous to the Borrower or the relevant Restricted Subsidiary than the applicable scheduled Indebtedness, provided that no Indebtedness directly or indirectly exchanged for, or refinancing or replacing, Feline Prides II Senior Notes (“FP Replacement Debt”) shall have any scheduled amortization prior to February 17, 2010;

(h)           Indebtedness of the type described in clause (g) of the definition of Indebtedness incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business with reputable financial institutions and not for speculative purposes;

(i)            Indebtedness in the nature of deferred compensation to employees;

(j)            Indebtedness of any Restricted Subsidiary in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided that the sum of all

Indebtedness of all Restricted Subsidiaries under this Section 7.2(j) shall not exceed $50,000,000 at any time outstanding;

(k)           unsecured Indebtedness of the Borrower owing to any Restricted Subsidiary;

(l)            unsecured Indebtedness of any Restricted Subsidiary or the Borrower owing to any Unrestricted Subsidiary in an aggregate amount not to exceed $5,000,000;

(m)          Guarantee Obligations in respect of Indebtedness otherwise permitted under this Section 7.2; and

(n)           (i) senior unsecured notes, bonds, debentures or similar instruments of the Borrower, including Zero-Coupon Bonds and COBRAs (but, for the avoidance of doubt, excluding any Indebtedness described in clause (g) above) and (ii) subordinated unsecured Indebtedness; provided that the sum of all Indebtedness under this Section 7.2(n) shall not exceed at any time $750,000,000 in the aggregate; provided further that such instruments shall not be guaranteed by any Person that is not a Loan Party.

Notwithstanding the foregoing, the Borrower shall not permit any Feline Prides II Senior Notes, or any FP Replacement Debt that has any scheduled amortization prior to May 10, 2012, to be outstanding at any time after November 17, 2009 unless, at such time, (i) the sum of all cash and Cash Equivalents of the Restricted Loan Parties plus all unused availability hereunder exceeds the aggregate principal amount of all such Feline Prides II Senior Notes and all such FP Replacement Debt and (ii) the prepayment in full of all such Feline Prides II Senior Notes and all such FR Replacement Debt would be permitted under Section 7.8.

7.3           Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)           pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

(f)            Liens securing Indebtedness of the Borrower or any Restricted Subsidiary permitted by (i) Section 7.2(d) incurred to finance the acquisition of fixed or capital assets; provided that (w) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (x) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (y) the amount of Indebtedness secured thereby is not increased and (z) the principal amount of Indebtedness secured by such Lien shall at no time exceed the purchase price of such property and (ii) Section 7.2(j) incurred to finance working capital;

(g)           Liens on the property or assets of a Person which becomes a Restricted Subsidiary after the date hereof securing Indebtedness permitted by Section 7.2(e); provided that (i) such Liens existed at the time such Person became a Restricted Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Restricted Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

(h)           Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, (i) if appropriate legal proceedings which have been initiated for the review of such judgment, decree or order are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired or (ii) if such judgment, decree or order shall have been discharged within 45 days of the entry thereof or execution thereof has been stayed pending appeal;

(i)            Liens created pursuant to the Pledge Agreements; and

(j)            Liens existing, or provided for under arrangements existing, as of the date hereof as described on Schedule 7.3(j).

7.4           Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (each a “disposition”), or make any material change in its present method of conducting business, unless (a) with respect to a merger, consolidation or amalgamation of a Restricted Subsidiary, if prior to such event the Borrower owned in excess of a 50% ownership interest, then after such event the Borrower shall (i) own in excess of a 50% ownership interest in, or (ii) be the managing member or general partner (or a Person with similar rights and obligations) of (whether directly or through a wholly-owned Restricted Subsidiary), or (iii) have no ownership interest in, the surviving Person of such merger, consolidation or amalgamation, (b) with respect to the liquidation, winding up or dissolution of a direct or indirect Restricted Subsidiary, the assets of such Person shall have been transferred to the Borrower or another Restricted Loan Party and the other shareholders, partners or members of such Restricted Subsidiary, and (c) with respect to any disposition described above, the Net Proceeds thereof shall have been applied as set forth in Section 3.2 to the extent required.

7.5           Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose (including in connection with sale leaseback transactions) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person other than the Borrower or a wholly-owned Restricted Subsidiary, except:

(a)           the sale or other disposition of property in the ordinary course of business;

(b)           the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(c)           any Shareholder Asset Sale; provided that the Borrower shall comply with the terms of Section 3.2;

(d)           the sale or other disposition of (i) all or substantially all the Capital Stock of a Subsidiary or an Investment Firm (including both Capital Stock held by the Borrower and its Restricted Subsidiaries and by the other holders of Capital Stock of such Subsidiary or Investment Firm) or (ii) all or substantially all the assets of a Restricted Subsidiary or Investment Firm; provided that the Borrower shall comply with the terms of Section 3.2; and

(e)           the sale of assets at fair value, as determined in good faith by the Borrower’s Board of Directors, so long as no Default exists or would result therefrom, the Borrower is in compliance with the financial ratios set forth in Section 7.1 on a pro forma basis and the aggregate amount of all outstanding non-cash consideration (excluding Cash Equivalents and readily marketable public securities) received by the Borrower and its Restricted Subsidiaries pursuant to all such sales does not at any time exceed $35,000,000.

7.6           Intentionally Omitted.

7.7           Limitation on Transactions with Affiliates. Except as described on Schedule 7.7 and as otherwise expressly permitted under this Agreement, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a Restricted Subsidiary) unless such transaction is (a) otherwise expressly permitted under this Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that the following transactions shall be permitted under this Section 7.7: (i) providing office space and administrative services to Investment Firms and Unrestricted Subsidiaries, (ii) providing other business services to Investment Firms and Unrestricted Subsidiaries in the ordinary course of business and (iii) transactions among the Borrower or any

Restricted Subsidiary or any officer, director, individual stockholder, partner or member (or an entity wholly owned by such an individual) and any Fund or other Investment Company sponsored by the Borrower or any Restricted Subsidiary or for which the Borrower or any Restricted Subsidiary provides advisory, administrative, supervisory, management, consulting or similar services, that are otherwise permissible under the Investment Company Act, the Investment Advisers Act and the applicable management contracts.

7.8           Limitation on Certain Payments. Make (a) any payment of dividends, stock repurchases or redemptions or other distributions to shareholders of the Borrower, (b) any payment of principal of or interest on any subordinated debt (other than Indebtedness permitted pursuant to Section 7.2(k)), or (c) any prepayment, early redemption, repurchase prior to maturity or other acquisition or defeasance of any other Indebtedness (other than a prepayment, redemption or repurchase arising in connection with (i) the refinancing of such Indebtedness permitted pursuant to Section 7.2(g) and (ii) a conversion of such Indebtedness to equity securities) if, in any such case, the pro forma Leverage Ratio after giving effect to the relevant payment or other transaction described above would be greater than (i) if the Borrower’s Debt Rating is BBB- (or the equivalent) or higher, 3.0 to 1.00; or (ii) otherwise 2.50 to 1.00.

7.9           Limitation on Changes in Fiscal Year. Permit any fiscal year to end on a day other than December 31.

7.10         Limitations on Investments in Unrestricted Subsidiaries. Make any loan, advance or other extension of credit to, or any other investment in, an Unrestricted Subsidiary; provided that the Borrower may make loans, advances and other extensions of credit to, and other investments in, Unrestricted Subsidiaries so long as no Event of Default exists or would result therefrom.

7.11         Limitation on Investments by Unrestricted Subsidiaries. Permit any Unrestricted Subsidiary to have any ownership interest in the Borrower or any Restricted Subsidiary.

SECTION 8.  EVENTS OF DEFAULT

8.1           Events of Default. If any of the following events shall occur and be continuing:

(a)           The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in (i) Section 6.4, 6.7(a), 6.8 or 6.9 or Section 7 and, if such default is by a Loan Party other than the Borrower, such default shall continue unremedied for a period of 10 days after an officer of the Borrower obtains knowledge thereof; or (ii) Section 5 of either Pledge Agreement; or

(d)           The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained herein or in any other Loan Document (other than as provided in subsections (a) and (c) of this Section), and such default shall continue unremedied for a period of 30 days after an officer of the Borrower obtains knowledge thereof; or

(e)           Any default shall occur under the terms applicable to any Indebtedness or Guarantee Obligation (excluding, in each case, the Loans) of the Borrower or any Subsidiary (excluding Indebtedness of any Unrestricted Subsidiary for which neither the Borrower nor any Restricted Subsidiary has any liability) in an aggregate principal amount (for all Indebtedness and Guarantee Obligations so affected) exceeding $15,000,000 and such default (i) results from the failure to pay any principal of or interest on such Indebtedness or Guarantee Obligation when due (subject to any applicable grace period, but not exceeding 30 days) or (ii) causes, or permits the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(f)            (i)  The Borrower or any Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Restricted Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i)  Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan maintained by the Borrower or any Commonly Controlled Entity, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)           One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance or indemnification) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)            (i)  Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party that is a party thereto shall so assert, (ii) any Loan Party shall contest in any manner the validity or enforceability of any Loan Document or (iii) the Lien created by any of the Pledge Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)            A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in Section 8(f) with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

8.2           Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)           First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)           Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and amounts in respect of Hedge Agreements) payable to the Lenders (including all Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)           Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d)           Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, all amounts owing under Hedge Agreements and all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

(e)           Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

SECTION 9.  THE ADMINISTRATIVE AGENT

9.1           Appointment and Authorization. Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary shall have rights as a third party beneficiary of any such provision (provided that the Borrower shall have the rights granted to the Borrower pursuant to Section 9.6).

9.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3           Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duty, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any covenant, agreement or other term or condition set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.6           Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any Loan Document, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender, and (b) the retiring Swingline Lender shall be discharged from all of its duties and obligations as such hereunder and under the other Loan Documents.

9.7           Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8           Administrative Agent May File Proofs of Claim. In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable and whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of any Loan Party that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due the Administrative Agent under Section 2.4 or 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Borrower hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9           Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of the Loans and all other obligations under the Loan Documents (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (iii) if approved, authorized or ratified in writing by the Supermajority Lenders or, if required by Section 10.1, all Lenders; and

(b)           to release any guarantor from its obligations under any guarantee if such Person ceases to be a wholly-owned Restricted Subsidiary or a first tier wholly-owned Unrestricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Supermajority Lenders will confirm in writing the Administrative Agent’s authority to release any guarantor from its obligations under any guarantee pursuant to this Section 9.9. The Administrative Agent will use commercially reasonable efforts to notify the Lenders of any release of a Lien pursuant to Section 9.9(a)(ii) or release of a guarantor pursuant to Section 9.9(b).

9.10         Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement, or elsewhere herein, as a “co-syndication agent,” “co-documentation agent,” “co-agent,” “book manager,” “arranger” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of a Person that is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.  MISCELLANEOUS

10.1         Amendments and Waivers. (a)  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or other relevant Loan Party hereunder or thereunder or (y) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder, or reduce the amount or extend the scheduled date of any payment of principal, interest, fees or other amounts due to the Lenders or any scheduled reduction of any Facility hereunder or increase the amount or extend the expiration date of any Lender’s Commitment or change the application of any mandatory prepayment of Loans among the Facilities from the application thereof set forth in Section 3.2(c) or Section 8.2, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1 or reduce the percentage specified in the definition of Required Lenders or change any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder without the consent of all Lenders or such lower percentage of Lenders as is specified as being required to amend, waive or otherwise modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Pledged Collateral or release any Loan Party from its guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10.7 without the written consent of all of the Lenders, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement. Subject to the provisos in the prior sentence, any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b)           In addition to amendments effected pursuant to the foregoing paragraph (a), this Agreement shall be amended to include a prospective Lender as a party hereto upon the execution and delivery of a Joinder Agreement as contemplated in Section 2.3(a).

10.2         Notices. (a)  Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission and, subject to clause (c) below, electronic mail transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile, when received with electronic confirmation of receipt, addressed (i) if to the Borrower, the Administrative Agent or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2, (ii) if to any other Lender, as set forth in its Administrative Questionnaire, and (iii) in the case of any party to this Agreement, to such other address as such party may designate by notice to the other parties hereto. Notwithstanding the foregoing, any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.5, 2.8, 3.1, 3.3 or 3.8 shall not be effective until received.

(b)           The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of requests for Swingline Loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms of any telephonic notice, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Lenders and each of their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(c)           Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.2, and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose.

(d)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)           Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

10.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4         Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder through the Termination Date.

10.5         Expenses; Indemnity; Waiver of Damages.

(a)           The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Related Parties (including Attorney Costs), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, modification or waiver of any provision hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii)  all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including Attorney Costs of the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           The Borrower agrees to indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person, an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney

Costs) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) above to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage as set forth in the last column on Schedule I (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such or against such Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d)           Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower agrees that it will not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments. All amounts payable under this Section 10.5 shall be due not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section 10.5 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations hereunder.

10.6         Successors and Assigns; Participations and Assignments. (a)  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)           Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, except as to those matters listed in the first proviso in Section 10.1(a). The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11 and 3.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 3.11, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)           Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of each of the Administrative Agent and, so long as no Event of Default has been continuing for a period of 30 or more consecutive days, the Borrower (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent and the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, in the case of any such assignment to an additional bank or financial institution (other than an assignment of all the assigning Lender’s rights and obligations with respect to such assigning Lender’s Commitments and/or Term Loans), the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments, as applicable, being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments, as applicable, remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording pursuant to clause (e) below, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have (in addition to any such rights and obligations preferably held by it) the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

(d)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a

Lender or an Affiliate thereof, by the Administrative Agent and the Borrower, if required) together with payment by the Lenders party thereto to the Administrative Agent of a registration and processing fee of $3,500 (which fee the Administrative Agent may waive in its sole and complete discretion), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(f)            The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee approved by the Borrower (which approval shall not be required if an Event of Default has been continuing for a period of 30 or more consecutive days), which approval, if required, shall not be unreasonably withheld or delayed, subject to the provisions of Section 10.15, any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that prior to such disclosure each such prospective Transferee shall have executed a confidentiality agreement substantially in the form of Exhibit F.

(g)           For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

10.7         Adjustments; Set-off. (a)  If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set–off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10       Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11       GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12       Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in (or removed to) such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address determined pursuant to Section 10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13       Acknowledgements. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           none of the Arranger, the Administrative Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any other Loan Document, and the relationship between the Arranger, the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Without limiting the foregoing provisions of this Section 10.13, the Borrower acknowledges that (i) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transactions, the Arranger and the Administrative Agent is and has been acting solely as a principal and is not a financial advisor, an agent or a fiduciary for the Borrower or any of its Affiliates; (iii) neither the Arranger nor the Administrative Agent has assumed or will assume an advisory, agency or fiduciary responsibility to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby (regardless of whether any Agent Party has advised or is currently advising the Borrower or any of its Affiliates on any other matter); (iv) neither the Arranger nor the Administrative Agent has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except as expressly set forth herein or in another Loan Document; (v) the Agent Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agent Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) neither the Arranger nor the Administrative Agent has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower has consulted with its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate in connection herewith. In addition, the Borrower waives and releases, to the fullest extent permitted by law, any claim that it may have against the Arranger and the Administrative Agent for any breach or alleged breach of any agency or fiduciary duty.

10.14       WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.15       Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any Subsidiary; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender or to any Person who evaluates, approves, structures or administers the Loans on behalf of a Lender and who is subject to this confidentiality provision, (ii) to any Transferee or prospective Transferee which agrees in writing to comply with the provisions of this Section, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors who are directly involved in the execution of the transactions contemplated by this Agreement and have been informed of their obligations under this Section 10.15, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (notice of which shall be provided promptly to the Borrower), (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

10.16       Designation of Subsidiaries as Restricted or Unrestricted. The Borrower may, by delivery to the Administrative Agent of a Designation Certificate substantially in the form of Exhibit L, (a) concurrently with the creation or acquisition (directly or indirectly) of a Subsidiary, designate such Subsidiary as an Unrestricted Subsidiary (and, in the absence of such designation, such Subsidiary shall be a Restricted Subsidiary); and (b) designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that the Borrower may not make any such designation pursuant to this Section 10.16 if a Default exists or would result therefrom. The Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary.

10.17       Effect of Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement in its entirety. After the effectiveness hereof pursuant to Section 5, the provisions of the Existing Credit Agreement shall be of no further force or effect, except for provisions thereof that by their express terms survive termination thereof.

10.18       USA Patriot Act. Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General
Counsel and Secretary

BANK OF AMERICA, N.A.,
as Administrative Agent,
as Swingline Lender and as a Lender

By:	/s/ Joshua A. Podietz
Name: Joshua A. Podietz
Title: Vice President

THE BANK OF NEW YORK,
as a Co-Syndication Agent and as a Lender

By:	/s/ Michael Pensari
Name: Michael Pensari
Title: V.P.

JPMORGAN CHASE BANK, N.A.,
as a Co-Syndication Agent and as a Lender

By:	/s/ Sergey Sherman
Name: Sergey Sherman
Title: Vice President

CALYON NEW YORK BRANCH
as a Co-Documentation Agent and as a Lender

By:	/s/ Sebastian Rocco
Name: Sebastian Rocco
Title: Managing Director

By:	/s/ Walter Jay Buckley
Name: Walter Jay Buckley
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as a Co-Syndication Agent and as a Lender

By:	/s/ Karen D. Myers
Name: Karen D. Myers
Title: Senior Vice President

RBS CITIZENS, NATIONAL ASSOCIATION,
as a Co-Documentation Agent and as a Lender

By:	/s/ Darcy Salinger
Name: Darcy Salinger
Title: Vice President

TD BANKNORTH, N.A.,
as a Co-Agent and as a Lender

By:	/s/ Charles A. Walker
Name: Charles A. Walker
Title: Managing Director

UNION BANK OF CALIFORNIA, N.A.,
as a Co-Agent and as a Lender

By:	/s/ Clifford F. Cho
Name: Clifford F. Cho
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Amy K. Weidner
Name: Amy K. Weidner
Title: First VP

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH as a Lender

By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

By:	/s/ Petra Jaek
Name: Petra Jaek
Title: Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Kathleen Bowers
Name: Kathleen Bowers
Title: Director

By:	/s/ Valerie Shapiro
Name: Valerie Shapiro
Title: Assistant Vice President

MERRILL LYNCH BANK USA, as a Lender

By:	/s/ Louis Alder
Name: Louis Alder
Title: Director

THE BANK OF NOVA SCOTIA, as a Co-Agent and as a Lender

By:	/s/ David Mahmood
Name: David Mahmood
Title: Director

SOVEREIGN BANK, as a Co-Agent and as a Lender

By:	/s/ Kenneth Ahrens
Name: Kenneth Ahrens
Title: Senior Vice President

COMERICA BANK, as a Lender

By:	/s/ John M. Costa
Name: John M. Costa
Title: Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Helen Hsu
Name: Helen Hsu
Title: Vice President

CHANG HWA COMMERCIAL BANK, LTD., as a Lender

By:	/s/ Jim C.Y. Chen
Name: Jim C.Y. Chen
Title: VP & General Manager

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a Lender

By:	/s/ Jason Lee
Name: Jason Lee
Title: Deputy General Manager

MALAYAN BANKING BERHAD, as a Lender

By:	/s/ Fauzi Zulkifli
Name: Fauzi Zulkifli
Title: General Manager

E.SUN COMMERCIAL BANK, LTD., Los Angeles Branch as a Lender

By:	/s/ Benjamin Lin
Name: Benjamin Lin
Title: EVP & General Manager

TAIPEI FUBON COMMERCIAL BANK, as a Lender

By:	/s/ Sophia Jing
Name: Sophia Jing
Title: FVP & General Manager

ANNEX I

PRICING GRID FOR REVOLVING CREDIT FACILITY

Pricing Level	Debt Rating	Applicable Margin for Eurodollar Loans	Applicable Margin For ABR Loans	Commitment Fee Rate
1	BBB+/Baa1 or higher	0.500%	0.000%	0.100%
2	BBB/Baa2	0.600%	0.000%	0.125%
3	BBB-/Baa3	0.800%	0.000%	0.150%
4	BB+/Ba1	1.100%	0.000%	0.200%
5	BB/Ba2 or lower	1.500%	0.250%	0.250%

PRICING GRID FOR TERM LOAN FACILITY

Pricing Level	Debt Rating	Applicable Margin for Eurodollar Loans	Applicable Margin For ABR Loans
1	BBB+/Baa1 or higher	0.600%	0.000%
2	BBB/Baa2	0.750%	0.000%
3	BBB-/Baa3	1.000%	0.000%
4	BB+/Ba1	1.350%	0.350%
5	BB/Ba2 or lower	1.750%	0.750%

EXHIBIT A TO

CREDIT AGREEMENT

FORM OF NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                    (the “Lender”), at the Administrative Agent’s Office in lawful money of the United States of America and in immediately available funds, on the Termination Date the aggregate unpaid principal amount of all [Revolving Loans][Term Loans] made by the Lender to the Borrower pursuant to the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Lender is authorized to record in its records, or on the schedules annexed hereto, the date, Type and amount of each [Revolving Loan][Term Loan] made by it pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to the other Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto.  Each such recordation shall constitute prima facie evidence of the accuracy of the information recorded.  The failure to make any such recordation shall not affect the obligations of the Borrower in respect of any such Loan.

This Note (a) is one of the Notes referred to in the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lender, various other financial institutions and Bank of America, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

A-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

A-2

EXHIBIT B-1 TO
CREDIT AGREEMENT

COPY OF BORROWER PLEDGE AGREEMENT

EXECUTION COPY

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of November 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by Affiliated Managers Group, Inc., a Delaware corporation (the “Pledgor”), in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the various financial institutions (the “Lenders”) which are parties to the Third Amended and Restated Credit Agreement, dated as of November 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Pledgor, the Administrative Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of August 7, 2002 (as amended and restated by (i) Amended and Restated Credit Agreement dated as of December 5, 2005 and (ii) Second Amended and Restated Credit Agreement dated as of February 8, 2007, and as further amended, restated, supplemented, modified and in effect from time to time, the “Existing Credit Agreement”) among the Pledgor, certain Lenders and the Administrative Agent, certain Lenders, subject to the terms and conditions set forth therein, provided financial accommodations to the Pledgor;

WHEREAS, pursuant to the Pledge Agreement dated as of August 7, 2002 (as confirmed by (i) the Confirmation dated as of December 5, 2005 and (ii) the Confirmation dated as of February 8, 2007, and as amended, restated, supplemented, modified and in effect from time to time, the “Existing Pledge Agreement”), the Pledgor granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a lien on and security interest in the Pledged Collateral (as defined therein) in order to secure the prompt and complete payment and performance when due of the Obligations (as defined therein);

WHEREAS, the Pledgor, the Administrative Agent and the Lenders are amending and restating the Existing Credit Agreement by entering into the Credit Agreement;

WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined), the LLC Interests (as hereinafter defined) and the Partnership Interests (as hereinafter defined) issued by the applicable Issuer (as hereinafter defined); and

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WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered an amended and restated pledge agreement in substantially the form hereof to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, the Pledgor and the Administrative Agent now wish to amend and restate the Existing Pledge Agreement for the benefit of the Lenders and the Administrative Agent as herein provided, which shall supersede the Existing Pledge Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.             Defined Terms.  (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)           The following terms shall have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral Account” means any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7(a).

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the Code consisting of the Partnership Interests, LLC Interests and all rights of the Pledgor to receive, directly or indirectly, revenues, profits or other moneys from any Issuer of any Partnership Interests, LLC Interests or Pledged Stock or any other rights or benefits therefrom.

“Hedge Agreement” means, as to any Person, all interest rate, commodity, foreign currency and financial market swaps, options, futures and other hedging arrangements, including caps or collar agreements or similar arrangements, entered into by such Person.

“Issuers” means the collective reference to the companies, corporations, limited liability companies, partnerships or other Persons identified on Schedule 1 hereto as the issuers of the Pledged Collateral and any company, corporation, limited liability company, partnership or other Person that becomes an Issuer hereunder pursuant to any supplement hereto; individually, each an “Issuer.”

“Limited Liability Company” means each limited liability company from time to time identified on Schedule 1 hereto as an Issuer hereunder.

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“Limited Liability Company Agreement” means the limited liability company agreement or operating agreement of each Limited Liability Company, as each may be amended, supplemented or otherwise modified from time to time.

“LLC Interests” means any and all of the Pledgor’s interests in the Limited Liability Companies described on Schedule 1 hereto, all additional interests in such Limited Liability Companies described on Schedule 1 hereto at any time and from time to time acquired by the Pledgor in any manner, and any interests in any other limited liability company that are required to be pledged by the Pledgor pursuant to the Credit Agreement, including all of its rights to participate in the operation or management of any Limited Liability Company and all of its rights to properties, assets, member interests and distributions under any Limited Liability Company Agreement.

“Obligations” means the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Pledgor to the Administrative Agent and the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, the Notes, this Agreement, any Hedge Agreement entered into by the Pledgor with any Lender, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all Attorney Costs of the Administrative Agent or any Lender that are required to be paid by the Pledgor pursuant to the terms of the Credit Agreement, this Agreement, any other Loan Document or any Hedge Agreement).

“Partnership” means each partnership from time to time identified on Schedule 1 hereto as an Issuer hereunder.

“Partnership Agreement” means the partnership or limited partnership agreement of each Partnership, as each may be amended, supplemented or otherwise modified from time to time.

“Partnership Interests” means any and all of the Pledgor’s partnership interests in the Partnerships described on Schedule 1 hereto, all additional partnership interests in such Partnerships described on Schedule 1 hereto at any time and from time to time acquired by the Pledgor in any manner, and any other partnership interests that are required to be pledged by the Pledgor pursuant to the Credit Agreement, including all of its rights to participate in the operation or management of any Partnership and all of its rights to properties, assets, partnership interests and distributions under any Partnership Agreement.

“Pledged Collateral” means the collective reference to the LLC Interests, Partnership Interests, Pledged Stock, General Intangibles and any additional Capital Stock of any Restricted Subsidiary, each other Subsidiary and each Investment Firm at any time and from time to time acquired or owned by the Pledgor and all Proceeds of any and all of the foregoing.

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“Pledged Stock” means the shares of Capital Stock listed on Schedule 1 hereto, all additional shares of Capital Stock in such Issuers described on Schedule 1 hereto at any time and from time to time acquired by the Pledgor in any manner, and any other shares of Capital Stock that shall be pledged pursuant to any supplement hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor in respect of such shares of Capital Stock while this Agreement is in effect and any other investment property (as defined in the Code) from time to time held by the Pledgor.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the Code and, in any event, shall include proceeds consisting of (a) dividends or other income from the Pledged Collateral, collections thereon or distributions with respect thereto and (b) General Intangibles.

“Securities Act” means the Securities Act of 1933, as amended.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           The term “including” is not limiting and means “including without limitation.”

2.             Ratification and Pledge; Grant of Security Interest.  The Pledgor hereby confirms that, pursuant to the Existing Pledge Agreement, to secure the prompt and complete payment and performance when due of the Obligations (as defined in the Existing Pledge Agreement), it granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a continuing security interest in the Pledged Collateral (as defined in the Existing Pledge Agreement). To continue to secure the prompt and complete payment and performance when due of the Obligations, the Pledgor hereby (i) ratifies and restates such grant, and (ii) in addition, pledges to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in the Pledged Collateral.

3.             Stock Powers; Perfection of Uncertificated Pledged Collateral:

(a)           Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Administrative Agent so requests, signature guaranteed.

(b)           The Pledgor represents and warrants that the Administrative Agent for the benefit of the Administrative Agent and the Lenders has a perfected first priority Lien in all Pledged Collateral that is uncertificated or not otherwise evidenced by an instrument and with respect to such Pledged Collateral the Pledgor shall use commercially reasonable efforts to cause the pledge created hereby with respect to any uncertificated Pledged Collateral to be recorded on

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the books and records of such Issuer. Upon request by the Administrative Agent, the Pledgor shall provide to the Administrative Agent an opinion of counsel, in form, and substance reasonably satisfactory to the Administrative Agent, confirming the pledge and perfection of such Pledged Collateral.

4.             Representations and Warranties.  The Pledgor represents and warrants that:

(a)           The shares of Pledged Stock, the Partnership Interests and the LLC Interests constitute the respective percentage set forth on Schedule 1 opposite the name of each Issuer of the total issued and outstanding Capital Stock of each Issuer.

(b)           All the shares and other equity interests of the Pledged Collateral have been duly and validly issued and are fully paid and nonassessable.

(c)           The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Collateral, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement, (ii) arising out of the organizational documents of the Issuer of the Pledged Collateral and (iii) inchoate tax and ERISA liens. No security agreement, financing statement or other public notice with respect to any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the Existing Pledge Agreement.

(d)           Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, together with appropriate stock powers executed in blank, the security interest in the Pledged Stock created by this Agreement will constitute a valid, perfected first priority security interest in the Pledged Stock, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Collateral from the Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)           Upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in General Intangibles, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Pledgor’s Pledged Collateral in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, enforceable in accordance with their terms against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Collateral from the Pledgor in violation of the terms of the Credit Agreement, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f)            None of the LLC interests or Partnership Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) constitute an investment company security

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or (iii) are held in a securities account (in each case within the meaning of Section 8-103(c) of the Uniform Commercial Code of any jurisdiction which has adopted the 1994 version of Article 8 of the Uniform Commercial Code promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws) (it being understood that LLC Interests and Partnership Interests are recorded in, and will continue to be recorded in, the books of the issuer of such LLC Interests and Partnership Interests).

(g)           The Pledgor’s true legal name as registered in the jurisdiction in which the Pledgor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business, in each case as of the date hereof, are as set forth on Schedule 2 hereto.

(h)           Except as disclosed on Schedule 3 hereto, as of the date of this Agreement, the Pledgor is not known, and during the five years preceding the date hereof has not previously been known, by any trade name

(i)            Except as disclosed on Schedule 3 hereto, during the five years preceding the date hereof the Pledgor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has the Pledgor been the subject of any merger or other corporate reorganization.

5.             Covenants.  The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

(a) If the Pledgor shall, as a result of its ownership of the Pledged Collateral, become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default has occurred and is continuing (or would result therefrom or from any failure to comply with Section 3.2 of the Credit Agreement (to the extent required) in connection therewith), any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as

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additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Administrative Agent, the Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity interests of any nature of any Issuer other than as permitted under the Credit Agreement; (2) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, other than as expressly permitted under the Credit Agreement; (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, other than as expressly permitted under the Credit Agreement (including the security interests created by this Agreement); or (4) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.

(c)           The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest (unless otherwise expressly permitted herein, including pursuant to Section 5(b)) and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement. The Pledgor shall cause each Issuer of Partnership Interests or LLC Interests to execute and deliver to the Administrative Agent a transaction statement, substantially in the form of Exhibit A hereto, and the Pledgor shall execute and deliver to each Issuer of Partnership Interests or LLC Interests a letter substantially in the form of Exhibit B.

(d)           The Pledgor shall pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.

(e)           The Pledgor will not, unless it shall give 20 days’ written notice to such effect to the Administrative Agent and any filings under the Uniform Commercial Code in effect in any affected jurisdiction as the Administrative Agent may reasonably request to maintain the perfected security interest granted pursuant to this Agreement shall have been made, change its state of organization or incorporation or its name, identity or corporate structure such that any

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financing statement filed to perfect the Administrative Agent’s interests under this Agreement would become seriously misleading (provided that this clause (e) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement).

(f)            The Pledgor will furnish the Administrative Agent or any Lender such information concerning the Pledged Collateral as the Administrative Agent (on its own behalf or on behalf of any Lender) may from time to time reasonably request, and will permit the Administrative Agent (on its own behalf or on behalf of any Lender) or any designee of the Administrative Agent, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and extracts from all records and other papers in the possession of the Pledgor which pertain to the Pledged Collateral, and will upon the request of the Administrative Agent at any time when an Event of Default exists, deliver to the Administrative Agent all of such records and papers.

6.             Cash Dividends; Voting Rights.  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7  below, the Pledgor shall be permitted to receive all lawful cash dividends and cash distributions paid, except as limited by the Credit Agreement or as required to be paid over to the Administrative Agent pursuant to the other provisions of this Agreement, in respect of the Pledged Collateral and to exercise all voting and corporate, member or partnership rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate, member or partnership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

7.             Rights of the Lenders and the Administrative Agent.  (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account which shall bear interest for the benefit of the Pledgor in accordance with the Administrative Agent’s customary procedures for similar deposit accounts. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (1) the Administrative Agent shall have the right to receive any and all cash dividends and distributions paid in respect of the Pledged Collateral and make application thereof to the Obligations ratably in accordance with the terms of the Credit Agreement as payment of the outstanding Obligations held by the Lenders, and (2) all shares of the Pledged Stock and all LLC Interests and Partnership Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise, (B) all rights, powers and privileges with respect to the LLC Interests

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and Partnership Interests and (C) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, limited liability company or partnership structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8.             Remedies.  (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in accordance with the terms of the Credit Agreement.

(b)           If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs of the Administrative Agent, to the payment in whole or in part of the Obligations, in accordance with the terms of the Credit Agreement as payment of the outstanding Obligations held by the Lenders, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Sections 9-608(a)(1)(C) or 9¬615(a)(3) of the Code, need the Administrative Agent account for the surplus, if any, to the

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Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of the Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Obligations.

9.             Registration Rights; Private Sales.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will use its best efforts to cause the Issuer thereof (1) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and

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the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(d)           In any sale the Administrative Agent will use its commercially reasonable best efforts to obtain appropriate covenants to protect the Pledgor from liabilities under Section 15(f) of the Investment Company Act of 1940.

10.           Irrevocable Authorization and Instruction to Issuer.  The Pledgor hereby authorizes and agrees to use its best efforts to cause each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

11.           Administrative Agent’s Appointment as Attorney-in-Fact.  (a)  The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

The rights and powers granted to the Administrative Agent under this Section 11(a) will not exist until the occurrence of an Event of Default and the giving of notice required under Section 7(b).  Any third party may rely upon certification by the Administrative Agent that an Event of Default has occurred and such notice has been given.

(b)           The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

12.           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. None of the Administrative Agent, any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay

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in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

13.           Financing Statements.  The Pledgor authorizes the Administrative Agent to file financing statements, continuation statements and amendments to financing statements with respect to the Pledged Collateral in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

14.           Authority of Administrative Agent.  The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

15.           Notices.  All notices, requests and demands to or upon the Administrative Agent or the Pledgor to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered or (2) five days after being deposited in the mail, postage prepaid or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent or the Pledgor at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement. The Administrative Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

16.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.           Amendments in Writing; No Waiver; Cumulative Remedies.  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent.

(b)           Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power

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or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)           This Agreement may be supplemented from time to time, as described in and in accordance with the Credit Agreement, through the execution and delivery to the Administrative Agent of a Pledge Agreement Supplement substantially in the form of Annex I hereto. The Pledgor agrees that the Administrative Agent may from time to time attach as Schedule 1 hereto an updated list of Pledged Collateral at the time of delivery of such Pledge Agreement Supplement.

18.           Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19.           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

20.           Amendment and Restatement.  This Agreement shall amend and restate in its entirety the Existing Pledge Agreement on the Closing Date. On the Closing Date, all the rights and obligations of the respective parties under the Existing Pledge Agreement shall be subsumed within and governed by this Agreement; provided, the security interests granted pursuant to the Existing Pledge Agreement shall continue to be in effect hereunder as set forth in Section 2, subject to any limitations set forth in the other sections of this Agreement.

21.           Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

22.           Certain Partnership Agreement and Limited Liability Company Agreement Provisions.  The Pledgor to the extent permitted by applicable law, hereby irrevocably waives any and all provisions of the Partnership Agreement and Limited Liability Company Agreement of each Subsidiary of the Pledgor (as applicable) that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral (or any enforcement action which may be taken in respect of any such Lien, including, without limitation, any foreclosure upon or subsequent disposition of such equity interest by the Administrative Agent or any Lender) or (b) otherwise conflict with the terms of this Agreement. In furtherance of the foregoing, the Pledgor hereby agrees that, by its signature below, this Agreement shall constitute the consent of the Pledgor under each Partnership Agreement or Limited Liability Company Agreement of a Subsidiary of the Pledgor (as applicable) to each of the transactions contemplated hereby (including, without limitation, any foreclosure upon or

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subsequent disposition of such equity interest by the Administrative Agent or any Lender), to the extent any such consent is required thereunder.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ John Kingston, III
Name:	John Kingston, III
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Borrower Pledge Agreement]

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ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of November 27, 2007, made by Affiliated Managers Group, Inc., in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the various financial institutions (the “Lenders”) parties to the Credit Agreement dated as of November 27, 2007. Each of the undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

Such undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms, in each case, insofar as such terms are applicable to such undersigned and as permitted by applicable law.

Such undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to such undersigned.

The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

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AMG/MIDWEST HOLDINGS, INC.

AMG NEW YORK HOLDINGS CORP.

AMG NORTH AMERICA HOLDING CORP.

AMG NORTHEAST HOLDINGS, INC.

AMG/SOUTHWESTGP HOLDINGS, INC.

AMG/TBC HOLDINGS, INC.

CATALYST ACQUISITION II, INC.

FA (WY) ACQUISITION COMPANY, INC.

J M H MANAGEMENT CORPORATION

SUITE 3000 HOLDINGS, INC.

TMF CORP.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG/MIDWEST HOLDINGS, LLC

By:	AMG/Midwest Holdings, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG PROPERTIES, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General
Counsel and Secretary

[Signature Page to Acknowledgement and Consent to Borrower Pledge Agreement]

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ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FA (DE) ACQUISITION COMPANY, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FCMC HOLDINGS, LLC

By:	Affiliated Managers Group, Inc.
its Manager and Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FIRST QUADRANT HOLDINGS, LLC

By:	Affiliated Managers Group, Inc.
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary General

[Signature Page to Acknowledgement and Consent to Borrower Pledge Agreement]

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PRIDES CROSSING HOLDINGS, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary

SKYLINE ASSET MANAGEMENT, L.P.

By:	AMG/Midwest Holdings, Inc.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

SYSTEMATIC FINANCIAL MANAGEMENT, L.P.

By:	Affiliated Managers Group, Inc.,
its General Partner

By:	/s/ John Kingston, III
	Name	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary

THE RENAISSANCE GROUP LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Acknowledgement and Consent to Borrower Pledge Agreement]

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TOPSPIN ACQUISITION, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

WELCH & FORBES, INC.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Clerk

WELCH & FORBES, LLC

By:	Welch & Forbes, Inc.
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Clerk

[Signature Page to Acknowledgement and Consent to Borrower Pledge Agreement]

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EXHIBIT B-2 TO

CREDIT AGREEMENT

COPY OF SUBSIDIARY PLEDGE AGREEMENT

EXECUTION COPY

AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT, dated as of November 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), made by the parties signatory hereto (each a “Pledgor” and collectively the “Pledgors”) in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the various financial institutions (the “Lenders”) which are parties to the Third Amended and Restated Credit Agreement, dated as of November 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Affiliated Managers Group, Inc. (the “Borrower”), the Administrative Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of August 7, 2002 (as amended and restated by (i) Amended and Restated Credit Agreement dated as of December 5, 2005 and (ii) Second Amended and Restated Credit Agreement dated as of February 8, 2007, and as further amended, restated, supplemented, modified and in effect from time to time, the “Existing Credit Agreement”) among the Borrower, certain Lenders and the Administrative Agent, certain Lenders, subject to the terms and conditions set forth therein, provided financial accommodations to the Borrower;

WHEREAS, pursuant to the Pledge Agreement dated as of August 7, 2002 (as confirmed by (i) the Confirmation dated as of December 5, 2005 and (ii) the Confirmation dated as of February 8, 2007, and as amended, restated, supplemented, modified and in effect from time to time, the “Existing Pledge Agreement”), each Pledgor granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a lien on and security interest in the Pledged Collateral (as defined therein) in order to secure the prompt and complete payment and performance when due of the Obligations (as defined therein);

WHEREAS, the Borrower, the Administrative Agent and the Lenders are amending and restating the Existing Credit Agreement by entering into the Credit Agreement;

WHEREAS, each Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined), the LLC Interests (as hereinafter defined) and the Partnership Interests (as hereinafter defined) issued by the applicable Issuer (as hereinafter defined);

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WHEREAS, each Pledgor will benefit from the making of the Loans to the Borrower pursuant to the Credit Agreement and is willing to guaranty the Guaranteed Obligations (as hereinafter defined) as hereinafter set forth;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered an amended and restated pledge agreement in substantially the form hereof to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, each Pledgor and the Administrative Agent now wish to amend and restate the Existing Pledge Agreement for the benefit of the Lenders and the Administrative Agent as herein provided, which shall supersede the Existing Pledge Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.             Defined Terms.  (a)  Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)           The following terms shall have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral Account” means any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7(a).

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102 of the Code consisting of the Partnership Interests, LLC Interests and all rights of the Pledgor to receive, directly or indirectly, revenues, profits or other moneys from any Issuer of any Partnership Interests, LLC Interests or Pledged Stock or any other rights or benefits therefrom.

“Guaranteed Obligations” means the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, the Notes, any Hedge Agreement entered into by the Borrower with any Lender, the other Loan Documents or any other document made, delivered or given in connection therewith,

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in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document or any letter of credit or any Hedge Agreement).

“Hedge Agreement” means, as to any Person, all interest rate, commodity, foreign currency and financial market swaps, options, futures and other hedging arrangements, including caps or collar agreements or similar arrangements, entered into by such Person.

“Issuers” means the collective reference to the companies, corporations, limited liability companies, partnerships or other Persons identified on Schedule 1 hereto as the issuers of the Pledged Collateral and any company, corporation, limited liability company, partnership or other Person that becomes an Issuer hereunder pursuant to any supplement hereto; individually, each an “Issuer.”

“Limited Liability Company” means each limited liability company from time to time identified on Schedule 1 hereto as an Issuer hereunder.

“Limited Liability Company Agreement” means the limited liability company agreement or operating agreement of each Limited Liability Company, as each may be amended, supplemented or otherwise modified from time to time.

“LLC Interests” means, with respect to any Pledgor, any and all of such Pledgor’s interests in the Limited Liability Companies described on Schedule 1 hereto, all additional interests in such Limited Liability Companies described on Schedule 1 hereto at any time and from time to time acquired by such Pledgor in any manner, and any interests in any other limited liability company that are required to be pledged by such Pledgor pursuant to the Credit Agreement, including all of its rights to participate in the operation or management of any Limited Liability Company and all of its rights to properties, assets, member interests and distributions under any Limited Liability Company Agreement.

“Obligations” means, with respect to any Pledgor, all obligations of such Pledgor under this Agreement.

“Partnership” means each partnership from time to time identified on Schedule 1 hereto as an Issuer hereunder.

“Partnership Agreement” means the partnership or limited partnership agreement of each Partnership, as each may be amended, supplemented or otherwise modified from time to time.

“Partnership Interests” means, with respect to any Pledgor, any and all of such Pledgor’s partnership interests in the Partnerships described on Schedule 1 hereto, all additional partnership interests in such Partnerships described on Schedule 1 hereto at any time and from time to time acquired by such Pledgor in any manner, and any other partnership interests that are required to be pledged by such Pledgor pursuant to the Credit Agreement, including all of its rights to participate in the operation or management of any Partnership and all of its rights to properties, assets, partnership interests and distributions under any Partnership Agreement.

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“Pledged Collateral” means, with respect to any Pledgor, such Pledgor’s LLC Interests, Partnership Interests, Pledged Stock, General Intangibles and any additional Capital Stock of any Subsidiary and each Investment Firm at any time and from time to time acquired or owned by such Pledgor and all Proceeds of any and all of the foregoing.

“Pledged Stock” means, with respect to any Pledgor, the shares of Capital Stock listed opposite such Pledgor’s name on Part A of Schedule 1 hereto, all additional shares of Capital Stock in such Issuers described on Schedule 1 hereto at any time and from time to time acquired by such Pledgor in any manner, and any other shares of Capital Stock that shall be pledged by such Pledgor pursuant to any supplement hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to such Pledgor in respect of such shares of Capital Stock while this Agreement is in effect and any other investment property (as defined in the Code) from time to time held by such Pledgor.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the Code and, in any event, shall include proceeds consisting of (a) dividends or other income from the Pledged Collateral, collections thereon or distributions with respect thereto and (b) General Intangibles.

“Securities Act” means the Securities Act of 1933, as amended.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           The term “including” is not limiting and means “including without limitation”.

2.             Ratification and Pledge; Grant of Security Interest.  Each Pledgor hereby confirms that, pursuant to the Existing Pledge Agreement, to secure the prompt and complete payment and performance when due of the Obligations (as defined in the Existing Pledge Agreement), it granted to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a continuing security interest in the Pledged Collateral (as defined in the Existing Pledge Agreement).  To continue to secure the prompt and complete payment and performance when due of the Obligations, the Pledgor hereby (i) ratifies and restates such grant, and (ii) in addition, pledges to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in the Pledged Collateral.

3.             Stock Powers; Perfection of Uncertificated Pledged Collateral:

(a)           Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the applicable Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Administrative Agent so requests, signature guaranteed.

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(b)           Each Pledgor represents and warrants that the Administrative Agent for the benefit of the Administrative Agent and the Lenders has a perfected first priority Lien in all Pledged Collateral that is uncertificated or not otherwise evidenced by an instrument and with respect to such Pledged Collateral each applicable Pledgor shall use commercially reasonable efforts to cause the pledge created hereby with respect to any uncertificated Pledged Collateral to be recorded on the books and records of such Issuer.  Upon request by the Administrative Agent, the applicable Pledgors shall provide to the Administrative Agent an opinion of counsel, in form, and substance reasonably satisfactory to the Administrative Agent, confirming the pledge and perfection of such Pledged Collateral.

4.             Representations and Warranties.  Each Pledgor represents and warrants that:

(a)           The shares of Pledged Stock, the Partnership Interests and the LLC Interests pledged by it constitute the respective percentage set forth on Schedule 1 opposite the name of each applicable Issuer of the total issued and outstanding Capital Stock of each Issuer.

(b)           All the shares and other equity interests of the Pledged Collateral of such Pledgor have been duly and validly issued and are fully paid and nonassessable.

(c)           Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Collateral pledged by it, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement, (ii) arising out of the organizational documents of the Issuer of any such Pledged Collateral and (iii) inchoate tax and ERISA liens.  No security agreement, financing statement or other public notice with respect to any part of such Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the Existing Pledge Agreement.

(d)           Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, together with appropriate stock powers executed in blank, the security interest in the Pledged Stock of such Pledgor created by this Agreement will constitute a valid, perfected first priority security interest in such Pledged Stock, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Pledged Collateral from such Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)           Upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in General Intangibles of such Pledgor, the Liens granted by such Pledgor pursuant to this Agreement shall constitute perfected first priority Liens on such Pledgor’s Pledged Collateral in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, enforceable in accordance with their terms against all creditors of such Pledgor and any Persons purporting to purchase any Pledged Collateral from such Pledgor in violation of the terms of the Credit Agreement, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to

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or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f)            None of the LLC interests or Partnership Interests pledged by such Pledgor (i) are dealt in or traded on securities exchanges or in securities markets, (ii) constitute an investment company security or (iii) are held in a securities account (in each case within the meaning of Section 8-103(c) of the Uniform Commercial Code of any jurisdiction which has adopted the 1994 version of Article 8 of the Uniform Commercial Code promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws) (it being understood that LLC Interests and Partnership Interests are recorded in, and will continue to be recorded in, the books of the issuer of such LLC Interests and Partnership Interests).

(g)           Such Pledgor’s true legal name as registered in the jurisdiction in which such Pledgor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business, in each case as of the date hereof, are as set forth on Schedule 2 hereto.

(h)           Except as disclosed on Schedule 3 hereto, as of the date of this Agreement, such Pledgor is not known, and during the five years preceding the date hereof has not previously been known, by any trade name.

(i)            Except as disclosed on Schedule 3 hereto, during the five years preceding the date hereof such Pledgor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Pledgor been the subject of any merger or other corporate reorganization.

5.             Covenants.  Each Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

(a)           If such Pledgor shall, as a result of its ownership of any Pledged Collateral, become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock pledged by it, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations of such Pledgor.  If an Event of Default has occurred and is continuing (or would result therefrom or from any failure to comply with Section 3.2 of the Credit Agreement (to the extent required) in connection therewith), any sums paid upon or in respect of the Pledged

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Collateral of such Pledgor upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations of such Pledgor, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral of such Pledgor or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations of such Pledgor.  If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations of such Pledgor.

(b)           Without the prior written consent of the Administrative Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity interests of any nature of any Issuer other than as permitted under the Credit Agreement; (2) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral of such Pledgor, other than as expressly permitted under the Credit Agreement; (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral of such Pledgor, or any interest therein, other than as expressly permitted under the Credit Agreement (including the security interests created by this Agreement); or (4) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral of such Pledgor.

(c)           Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest (unless otherwise expressly permitted herein, including pursuant to Section 5(b)) and shall defend such security interest against claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Administrative Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.  If any amount payable under or in connection with any of the Pledged Collateral of such Pledgor shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.  Each applicable Pledgor shall cause each Issuer of Partnership Interests or LLC Interests to execute and deliver to the Administrative Agent a transaction statement, substantially in the form of Exhibit A hereto, and each such Pledgor shall execute and deliver to each Issuer of Partnership Interests or LLC Interests a letter substantially in the form of Exhibit B.

(d)           Such Pledgor shall pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be

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payable with respect to any of the Pledged Collateral of such Pledgor or in connection with any of the transactions contemplated by this Agreement.

(e)           Such Pledgor will not, unless it shall give 20 days’ written notice to such effect to the Administrative Agent and any filings under the Uniform Commercial Code in effect in any affected jurisdiction as the Administrative Agent may reasonably request to maintain the perfected security interest granted pursuant to this Agreement shall have been made, change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Administrative Agent’s interests under this Agreement would become seriously misleading (provided that this clause (e) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement).

(f)            Such Pledgor will furnish the Administrative Agent or any Lender such information concerning the Pledged Collateral of such Pledgor as the Administrative Agent (on its own behalf or on behalf of any Lender) may from time to time reasonably request, and will permit the Administrative Agent (on its own behalf or on behalf of any Lender) or any designee of the Administrative Agent, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Pledgor which pertain to the Pledged Collateral, and will upon the request of the Administrative Agent at any time when an Event of Default exists, deliver to the Administrative Agent all of such records and papers.

6.             Cash Dividends; Voting Rights.  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgors of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7 below, each Pledgor shall be permitted to receive all lawful cash dividends and cash distributions paid, except as limited by the Credit Agreement or as required to be paid over to the Administrative Agent pursuant to the other provisions of this Agreement, in respect of the Pledged Collateral of such Pledgor and to exercise all voting and corporate, member or partnership rights with respect to the Pledged Collateral of such Pledgor; provided, however, that no vote shall be cast or corporate, member or partnership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Pledged Collateral of such Pledgor or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

7.             Rights of the Lenders and the Administrative Agent.  (a)  All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account which shall bear interest for the benefit of the applicable Pledgor in accordance with the Administrative Agent’s customary procedures for similar deposit accounts.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgors in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations of the applicable Pledgor and shall not constitute payment thereof until applied as provided in Section 8(a).

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the applicable

B-2-8

Pledgor, (1) the Administrative Agent shall have the right to receive any and all cash dividends and distributions paid in respect of the Pledged Collateral of such Pledgor and make application thereof to the Obligations of such Pledgor ratably in accordance with the terms of the Credit Agreement as payment of the outstanding Obligations held by the Lenders, and (2) all shares of the Pledged Stock and all LLC Interests and Partnership Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise, (B) all rights, powers and privileges with respect to the LLC Interests and Partnership Interests and (C) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral of such Pledgor as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, limited liability company or partnership structure of any Issuer, or upon the exercise by such Pledgor or the Administrative Agent of any right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8.             Remedies.  (a)  If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in accordance with the terms of the Credit Agreement.

(b)           If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the applicable Pledgor, which right or equity is hereby waived or released.  The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds

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of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs of the Administrative Agent, to the payment in whole or in part of the Obligations, in accordance with the terms of the Credit Agreement as payment of the outstanding Obligations held by the Lenders, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Sections 9-608(a)(1)(C) or 9- 615(a)(3) of the Code, need the Administrative Agent account for the surplus, if any, to the applicable Pledgor.  To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of the Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral of such Pledgor are insufficient to pay the Obligations of such Pledgor.

9.             Registration Rights; Private Sales.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, each applicable Pledgor will use its best efforts to cause the Issuer thereof (1) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each applicable Pledgor agrees to use its best efforts to cause the such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The

B-2-10

Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(d)           In any sale the Administrative Agent will use its commercially reasonable best efforts to obtain appropriate covenants to protect the applicable Pledgor from liabilities under Section 15(f) of the Investment Company Act of 1940.

10.           Irrevocable Authorization and Instruction to Issuer.  Each Pledgor hereby authorizes and agrees to use its best efforts to cause each Issuer of its Pledged Collateral to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that such Issuer shall be fully protected in so complying.

11.           Administrative Agent’s Appointment as Attorney-in-Fact.  (a)  Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

The rights and powers granted to the Administrative Agent under this Section 11(a) will not exist until the occurrence of an Event of Default and the giving of notice required under Section 7(b).  Any third party may rely upon certification by the Administrative Agent that an Event of Default has occurred and such notice has been given.

(b)           Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are

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irrevocable until this Agreement is terminated and the security interests created hereby are released.

12.           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits.  None of the Administrative Agent, any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

13.           Financing Statements.  Each Pledgor authorizes the Administrative Agent to file financing statements, continuation statements and amendments to financing statements with respect to the Pledged Collateral of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

14.           Authority of Administrative Agent.  Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither any Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

15.           Notices.  All notices, requests and demands to or upon the Administrative Agent or any Pledgor to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered or (2) five days after being deposited in the mail, postage prepaid or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent or to the Borrower on behalf of, in each case the applicable Pledgor at its address or transmission number for notices provided in Section 10.2 of the Credit Agreement.  The Administrative Agent and the Pledgors may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

16.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.           Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Administrative Agent.

(b)           Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)           This Agreement may be supplemented and one or more additional Persons may become parties hereto from time to time, as described in and in accordance with the Credit Agreement, through the execution and delivery to the Administrative Agent of a Pledge Agreement Supplement substantially in the form of Annex I hereto.  Each Pledgor agrees that the Administrative Agent may from time to time attach as Schedule 1 hereto an updated list of Pledged Collateral at the time of delivery of such Pledge Agreement Supplement.

18.           Ratification and Guarantee.  (a)  Each Pledgor hereby confirms that, pursuant to the Existing Pledge Agreement, it guaranteed to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due of the Guaranteed Obligations (as defined in the Existing Pledge Agreement).  To continue to guarantee the prompt and complete payment and performance when due of the Guaranteed Obligations, each Pledgor hereby (i) ratifies and restates such guaranty, and (ii) in addition, each Pledgor hereby jointly and severally, absolutely, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due of the Guaranteed Obligations.  The obligations of each Pledgor under this paragraph shall be limited to the maximum amount of the Guaranteed Obligations that such Pledgor may guaranty without rendering its obligations under this paragraph void or voidable with respect to such Pledgor under any fraudulent conveyance or fraudulent transfer law.

(b)           To the extent permitted by law, this Section shall be construed as a continuing, absolute and unconditional and irrevocable guarantee of payment without regard to

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(i) the validity or unenforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any Pledgor or any other Person against the Administrative Agent or any Lender or any other Person, (iii) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document or any Hedge Agreement, as the case may be, (iv) any modification or amendment of or supplement to this Agreement, any other Loan Document or any Hedge Agreement, as the case may be, (v) any release, impairment, nonperfection or invalidity of any other guaranty for the Guaranteed Obligations (or any portion thereof), (vi) any change in the corporate existence, structure or ownership of the Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or the Borrower’s assets or any resulting release or discharge of any obligation of the Borrower contained in the Credit Agreement, any other Loan Document or any Hedge Agreement or (vii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Pledgor) (other than payment in full of the Guaranteed Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Pledgor under this Agreement, in bankruptcy or in any other instance.

(c)           Each Pledgor’s obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and all Guaranteed Obligations shall have been paid in full in cash.  If at any time any payment of principal, interest or any other amount payable by the Borrower under or in connection with the Credit Agreement, any other Loan Document or any Hedge Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Person or otherwise, each Pledgor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(d)           Each Pledgor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

(e)           Notwithstanding any payment made by or for the account of the Borrower pursuant to this Section, no Pledgor shall be subrogated to any right of the Administrative Agent or any Lender, or have any right to obtain reimbursement from the Borrower, until such time as the Administrative Agent and the Lenders shall have received final payment in cash of the full amount of the Guaranteed Obligations and the Commitments shall have been terminated.

(f)            If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any other Loan Document or any Hedge Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Pledgors hereunder forthwith on demand by the Administrative Agent.

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19.           Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20.           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

21.           Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

22.           Submission to Jurisdiction; Waivers.  Each Pledgor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           agrees that any such action or proceeding may be brought in (or removed to) such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor in care of the Borrower at its address in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

23.           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, EACH PLEDGOR AND (BY ACCEPTING THE BENEFITS HEREOF) THE ADMINISTRATIVE AGENT FOR ITSELF AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.           Certain Partnership Agreement and Limited Liability Company Agreement Provisions.  Each Pledgor to the extent permitted by applicable law, hereby irrevocably waives any and all provisions of the Partnership Agreement and Limited Liability

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Company Agreement of each Subsidiary of such Pledgor (as applicable) that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral (or any enforcement action which may be taken in respect of any such Lien, including, without limitation, any foreclosure upon or subsequent disposition of such equity interest by the Administrative Agent or any Lender) or (b) otherwise conflict with the terms of this Agreement.  In furtherance of the foregoing, each Pledgor hereby agrees that, by its signature below, this Agreement shall constitute the consent of such Pledgor under each Partnership Agreement or Limited Liability Company Agreement of a Subsidiary of such Pledgor (as applicable) to each of the transactions contemplated hereby (including, without limitation, any foreclosure upon or subsequent disposition of such equity interest by the Administrative Agent or any Lender), to the extent any such consent is required thereunder.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

AMG/MIDWEST HOLDINGS, INC.

AMG NEW YORK HOLDINGS CORP.

AMG NORTH AMERICA HOLDING CORP.

AMG NORTHEAST INVESTMENT CORP.

AMG NORTHEAST HOLDINGS, INC.

AMG/SOUTWESTGP HOLDINGS, INC.

AMG/TBC HOLDINGS, INC.

CATALYST ACQUISITION II, INC.

FA (WY) ACQUISITION COMPANY, INC.

FIRST QUADRANT CORP.

J M H MANAGEMENT CORPORATION

SUITE 3000 HOLDINGS, INC.

TMF CORP.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG GENESIS, LLC

By:	AMG New York Holdings Corp.,
its Manager and Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG/MIDWEST HOLDINGS, LLC

By:	AMG/Midwest Holdings, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement]

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AMG PA HOLDINGS PARTNERSHIP

By:	AMG Northeast Holdings, Inc.,
its Managing Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG PROPERTIES LLC

By:	Affiliated Managers Group, Inc., its sole
member and manager

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

CHICAGO ACQUISITION, LLC

By:	AMG/Midwest Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

EL-TRAIN ACQUISITION LLC

By:	AMG New York Holdings Corp.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement]

B-2-18

FA (DE) ACQUISITION COMPANY, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FCMC HOLDINGS LLC

By:	Affiliated Managers Group, Inc.
its Manager and Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FIRST QUADRANT HOLDINGS, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

MANAGERS INVESTMENT GROUP, LLC

By:	TMF Corp.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement]

B-2-19

PRIDES CROSSING HOLDINGS, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

TIMES SQUARE MANAGER MEMBER, LLC

By:	AMG Northeast Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

TOPSPIN ACQUISITION, LLC

By:	Affiliated Managers Group, Inc., its sole
member and manager

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

WELCH & FORBES, INC.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Clerk

[Signature Page to Subsidiary Pledge Agreement]

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ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Subsidiary Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of November 27, 2007, made by the Pledgors named therein, in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the various financial institutions (the “Lenders”) parties to the Credit Agreement dated as of November 27, 2007.  Each of the undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

Such undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms, in each case, insofar as such terms are applicable to such undersigned and as permitted by applicable law.

Such undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to the undersigned.

The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

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AFFILIATED MANAGERS GROUP PTY LTD. AMG/FAMI INVESTMENT CORP. AMG NORTHEAST INVESTMENT CORP. FIRST QUADRANT CORP. MANAGERS DISTRIBUTORS, INC.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG GENESIS, LLC

By:	AMG New York Holdings Corp.,
its Manager and Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG/MIDWEST HOLDINGS, LLC

By:	AMG/Midwest Holdings, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

AMG PA HOLDINGS PARTNERSHIP

By:	AMG Northeast Holdings, Inc.,
its Managing Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-22

CHICAGO ACQUISITION, LLC

By:	AMG/Midwest Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

CHICAGO EQUITY PARTNERS, LLC

By:	Chicago Acquisition, LLC,
its Manager Member

By:	AMG/Midwest Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

EL-TRAIN ACQUISITION LLC

By:	AMG New York Holdings Corp.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-23

GENESIS ASSET MANAGERS, LLP

By:	AMG Genesis, LLC, its Managing Partner

By:	AMG New York Holdings Corp.,
its Manager and Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

FIRST QUADRANT, L.P.

By:	First Quadrant Corp.,
its General Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

FRIESS ASSOCIATES OF DELAWARE, LLC

By:	FA(DE) Acquisition Company, LLC, its
Managing Member

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-24

FRIESS ASSOCIATES, LLC

By:	FA(WY) Acquisition Company, Inc., its
Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

FRONTIER CAPITAL MANAGEMENT INCENTIVE LLC

By:	FCMC Holdings, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

By:	FCMC Holdings, LLC

By:	Affiliated Managers Group, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-25

GOFEN AND GLOSSBERG, L.L.C.

By:	AMG/Midwest Holdings, LLC, its Manager
Member

By:	AMG/Midwest Holdings, Inc., its Manager
Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

J.M. HARTWELL LIMITED PARTNERSHIP

By:	J M H Management Corporation, its General
Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

MANAGERS INVESTMENT GROUP, LLC

By:	TMF Corp.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-26

RORER ASSET MANAGEMENT, LLC

By:	AMG PA Holdings Partnership,
its Managing Member

By:	AMG Northeast Holdings, Inc.,
its Managing Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

SKYLINE ASSET MANAGEMENT, L.P.

By:	AMG/Midwest Holdings, Inc., its General
Partner

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

THIRD AVENUE HOLDINGS DELAWARE LLC

By:	EL-Train Acquisition LLC,
its Manager Member

By:	AMG New York Holdings Corp.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-27

TIMESSQUARE CAPITAL MANAGEMENT, LLC

By:	TimesSquare Manager Member, LLC,
its Manager Member

By:	AMG Northeast Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

TIMESSQUARE MANAGER MEMBER, LLC

By:	AMG Northeast Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

TWEEDY BROWNE COMPANY LLC

By:	AMG/TBC Holdings, Inc.,
its Manager Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Secretary

WELCH & FORBES, LLC

By:	Welch & Forbes, Inc.,
its Managing Member

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice President and Clerk

[Signature Page to Subsidiary Pledge Agreement Acknowledgement and Consent]

B-2-28

EXHIBIT C TO

CREDIT AGREEMENT

FORM OF BORROWER CERTIFICATE

AFFILIATED MANAGERS GROUP, INC.

Pursuant to subsection 5.1(d) of the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (the “Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent, the undersigned Responsible Officer of the Borrower hereby certifies as follows:

1.             The representations and warranties of the Borrower and each other Loan Party set forth in the Agreement and each of the other Loan Documents to which each is a party or which are contained in any certificate or financial statement furnished by or on behalf of the Borrower or any other Loan Party pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.             Exhibit A hereto sets forth all consents or authorizations of, filings with, notices to or other acts by or in respect of any Governmental Authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, the Agreement and the other Loan Documents and such consents, authorizations and filings are in full force and effect on the date hereof.

3.             No Default has occurred and is continuing as of the date hereof or would result from the making of the Loans on the date hereof.

4.             Since December 31, 2006, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

5.            There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or to my knowledge threatening the continued corporate existence of the Borrower after the date hereof.

6.             The Debt Rating of the Borrower on the date hereof is “BBB-” by S&P.

C-1

IN WITNESS WHEREOF, the undersigned has hereto set his or her name.

AFFILIATED MANAGERS GROUP, INC.

By
Name:
Title:

Date: November 27, 2007

C-2

EXHIBIT D TO

CREDIT AGREEMENT

FORM OF OPINION OF BORROWER’S COUNSEL

[                  ]  [    ], 2007

To the Lenders and the Administrative Agent

party to the Credit Agreement

referred to below

c/o Bank of America, N.A., as Administrative Agent

101 North Tryon

Charlotte, North Carolina  28255

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to the Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), and Bank of America, N.A., as Administrative Agent, and the several Lenders from time to time parties thereto.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

We have acted as counsel to the Borrower, the Delaware corporations identified on Exhibit A hereto (the “Delaware Corporations”), the Delaware limited liability companies identified on Exhibit A hereto (the “Delaware LLCs”), the Delaware partnership identified on Exhibit A hereto (the “Delaware Partnership,” and, together with the Delaware Corporations, Delaware LLCs and the Borrower, the “Delaware Entities”), Welch & Forbes, Inc., a Massachusetts corporation (“Welch”), and First Quadrant Corp., a New Jersey corporation (“First Quadrant” and, together with the Delaware Entities and Welch, the “Loan Parties”), in connection with the Credit Agreement, the Pledge Agreements and the Notes being delivered today by the Loan Parties under the Credit Agreement (which agreements and instruments are referred to herein collectively as the “Credit Documents”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Borrower, public officials and other appropriate Persons, and on the representations and warranties as to matters of fact and on the covenants as to the application of proceeds contained in the Credit Documents.

The opinions expressed herein are limited to matters governed by the laws of the State of New York and the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Partnership Act, the Delaware Limited Liability Company Act, and the federal laws of the United States of America and, in the case of paragraph 13, Article 9 of the Uniform Commercial Code as in effect in Delaware.  For purposes of rendering the opinions expressed below, we have assumed that the Delaware Partnership is governed as a general partnership under Delaware law.

We have assumed that First Quadrant (a) is a corporation validly existing and in good standing under the laws of the State of New Jersey and (b) has the corporate power to own its property and assets, to conduct the business in which it is engaged, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder, and that First Quadrant has duly authorized, executed and delivered the Credit Documents to which it is a party.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.                                     Each of the Borrower and the Delaware Corporations (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power to own its property and assets, to conduct the business in which it is engaged, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder.

2.                                     Each of the Delaware LLCs (a) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware and (b) has the company power to own its property and assets, to conduct the business in which it is engaged, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder.

3.                                     The Delaware Partnership (a) is validly existing as a partnership and in good standing under the laws of the State of Delaware and (b) has the partnership power to own its property and assets, to conduct the business in which it is engaged, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder.

4.                                     Welch (a) is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (b) has the corporate power to own its property and assets, to conduct the business in which it is engaged, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder.

5.                                     Each of the Delaware Entities and Welch has duly authorized, executed and delivered each of the Credit Documents to which it is party.

6.                                     Subject to the qualifications set forth in the unnumbered paragraphs at the end hereof, each of the Credit Documents constitutes the legal, valid and binding obligation of such of the Loan Parties as is party thereto and is enforceable against each such Person in accordance with its terms.

7.                                     The execution and delivery by the Loan Parties of the Credit Documents to which each such Person is party, and the performance by each such Person of its obligations thereunder, (a) will not violate any provision of any Massachusetts, New York or federal law, statute, rule or regulation or of the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Partnership Act or the Delaware Limited Liability Company Act, as applicable, (b) will not result in a breach or violation of, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default), result in the creation of a Lien or require the repurchase of securities under, any of the agreements, instruments, court orders, judgments and decrees listed on Exhibit B hereto or the acceleration of any indebtedness of the Loan Parties and (c) will not violate or require the repurchase of securities under the governing documents of any of the Delaware Entities or Welch.

8.                                     Except as may be required in order to perfect the Liens contemplated by any of the Credit Documents, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority under Massachusetts, New York or federal law or the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Partnership Act or the Delaware Limited Liability Company Act, as applicable, is required to be obtained by any Loan Party in connection with the execution and delivery of the Credit Documents to which such Person is party or the performance by each such Person of its obligations thereunder.

9.                                     To our knowledge, after having made inquiry of an officer of the Borrower but without having made any other investigation, none of the Loan Parties is a party to any action, suit or proceeding which places in question the validity or enforceability of, or seeks to enjoin the performance of, the Credit Documents.

10.                               None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11.                               Neither the making of the Loans under the Credit Agreement, nor the application of the proceeds thereof as provided in the Credit Agreement, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

12.                               Each of the Pledge Agreements creates a valid security interest in favor of the Administrative Agent in the Pledged Collateral (as defined in the Pledge Agreements) described therein to the extent that such security interest can be created under Article 9 of the New York Uniform Commercial Code to secure the

Obligations and Guaranteed Obligations (each as defined in the Pledge Agreements).

13.                               The initial financing statements attached as Exhibit C (the “Delaware Financing Statements”) are to be filed with the Secretary of State of Delaware.  The Credit Documents constitute authorization by the debtor party thereto for the filing of the Delaware Financing Statements for purposes of Section 9-509 of the Uniform Commercial Code of the State of Delaware.  The Delaware Financing Statements include all of the information required by Section 9-502(a) of the Uniform Commercial Code of the State of Delaware.  Upon filing of the Delaware Financing Statements with the Secretary of State of the State of Delaware (the “Delaware Filing Office”), the security interests granted by the Credit Documents in the Pledged Collateral described in the Delaware Financing Statements will be perfected to the extent that a security interest in such Pledged Collateral can be perfected under Article 9 of the Uniform Commercial Code of the State of Delaware by the filing of a financing statement in the Delaware Filing Office.

14.                               The initial financing statement attached as Exhibit D (the “Massachusetts Financing Statement”) is to be filed with the Secretary of State of the Commonwealth of Massachusetts.  The Credit Documents constitute authorization by the debtor party thereto for the filing of the Massachusetts Financing Statement for purposes of Section 9-509 of the Uniform Commercial Code of the Commonwealth of Massachusetts.  The Massachusetts Financing Statement includes all of the information required by Section 9-502(a) of the Uniform Commercial Code of the Commonwealth of Massachusetts.  Upon filing of the Massachusetts Financing Statement with the Secretary of State of the Commonwealth of Massachusetts (the “Massachusetts Filing Office”), the security interests granted by the Credit Documents in the Pledged Collateral described in the Massachusetts Financing Statement will be perfected to the extent that a security interest in such Pledged Collateral can be perfected under Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts by the filing of a financing statement in the Massachusetts Filing Office.

15.                               After giving effect to the delivery in the State of New York to the Administrative Agent of the certificates evidencing Pledged Collateral listed as certificated on Schedule 1 to the Pledge Agreements (collectively, the “Pledged Securities”) and the related security powers pursuant to the Pledge Agreements, and assuming that the Lenders had no “notice of an adverse claim” (as such term is used in the New York Uniform Commercial Code) with respect to such Pledged Securities at the time of delivery of such certificates to the Administrative Agent, the security interest in such Pledged Securities created in favor of the Administrative Agent under the Pledge Agreements constitutes a perfected security interest in such

Pledged Securities, free of any “adverse claim” (as so defined) in the New York Uniform Commercial Code.

Our opinion that the Credit Documents to which the Loan Parties are party constitute the legal, valid and binding obligation of such of the foregoing Persons as are party thereto, enforceable against each such Person party thereto in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principles of equity.

The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law.

The opinions expressed herein are subject to the qualification that the enforceability of provisions in the Credit Documents providing for indemnification or contribution may be limited by public policy considerations.  In addition, we express no opinion as to (i) the extent to which broadly worded waivers may be enforced, (ii) the enforceability of any provision of the Credit Documents which purports to grant the right of setoff to an affiliate of a lender or a purchaser of a participation in the loans outstanding thereunder, which permits the exercise of a right of setoff against amounts not then due or which provides for interest on interest or automatic compounding of interest, or (iii) the extent to which provisions providing for conclusive presumptions or determinations, non-effectiveness of oral modifications, arbitration, waiver of venue, or waiver of offset or defenses will be enforced.  In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts.

In addition, certain provisions contained in the Credit Documents, including the grant of powers of attorney thereunder, may be unenforceable in whole or in part, but the inclusion of such provisions in the Credit Documents does not affect the validity of any of the other provisions thereof, and the remaining provisions of the Credit Documents are sufficient for the practical realization of the benefits intended to be provided thereby.

We further express no opinion as to the existence of, or as to the title of any Person who has granted a security interest in any Pledged Collateral to, any item of Pledged Collateral or (except to the extent set forth in paragraph 15 above) as to the priority or (except to the extent set forth in paragraphs 13, 14 and 15) the perfection of any security interest in the Pledged Collateral.  For purposes of paragraphs 13 and 14 above, we express no opinion with respect to (a) security interests in any commercial tort claims or (b) security interests in goods which are in accession to, or commingled or processed with, other goods to the extent that a security interest is limited by Section 9-336 of the Uniform Commercial Code as in effect in Delaware and Massachusetts (the “Filing States”).  For purposes of our opinion in paragraphs 13 and 14 above, we have assumed that the debtors listed in the Delaware Financing Statements and Massachusetts Financing

Statement are not organized and have not filed any certificates of domestication in any jurisdiction other than the applicable Filing State.  We call your attention to the fact that under certain circumstances set forth in Article 9 of the Uniform Commercial Code of the respective Filing States, the filings referred to in paragraphs 13 and 14 become ineffective as a result of changes occurring after the date hereof and will terminate after five years after the original filing date unless appropriate continuation statements are duly filed.  In addition, Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case.

This opinion is being furnished only to the Lenders and the Administrative Agent and is solely for their benefit and the benefit of their participants and assignees permitted by the Credit Documents.  This opinion may not be relied upon for any other purpose or by any other Person, without our prior written consent.

Very truly yours,

Ropes & Gray LLP

EXHIBIT E TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION(1)

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended or otherwise modified from time to time the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Lender under the Facility identified below (including, without limitation, the Term Loans, the Revolving Loans and the Swingline Loans included in such Facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an
Affiliate of [identify Lender](2)]

3.	Borrower: Affiliated Managers Group, Inc.

(1) Section 10.6(f) of the Credit Agreement provides that prior to the disclosure of financial information concerning the Borrower and its Affiliates to any prospective Transferee, such prospective Transferee must execute a confidentiality agreement substantially in the form of Exhibit F attached to the Credit Agreement.

(2) Select as applicable.

4.             Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement.

5.                                       Credit Agreement:                The Third Amended and Restated Credit Agreement dated as of November 27, 2007 among Affiliated Managers Group, Inc., various financial institutions and Bank of America, N.A., as administrative agent.

6.             Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

(3) Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

[Consented to and](4) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](5)

AFFILIATED MANAGERS GROUP, INC.

By:
Title:

(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT F TO

CREDIT AGREEMENT

FORM OF CONFIDENTIALITY AGREEMENT

[LETTERHEAD OF INFORMATION RECIPIENT]

                              ,

[Name and Address of
  Information Provider]

Dear Sirs:

In connection with our interest in entering into a transaction (“Transaction”) to purchase [a participation interest in] [an assignment of] the rights of a Lender pursuant to Section 10.6 of the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Affiliated Managers Group, Inc. (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent, the Company is furnishing us with certain information which is either non-public, confidential or proprietary in nature.  All information furnished (irrespective of the form of communication) to us, our agents or our representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, “representatives”), by the Company or any of its representatives, and all analyses, compilations, data, studies or other documents prepared by us or our representatives containing, or based in whole or in part on, any such furnished information or reflecting our review or assessment of the Company are hereinafter collectively referred to as the “Information”.  In consideration of our being furnished with the Information, we agree that:

1.             The Information will be kept confidential, will not, without the prior written consent of the Company or except as required by law (including to bank regulators and examiners) and then only with prior written notice as soon as possible to the Company (provided that such written notice shall not be required in the case of bank regulators and examiners or to the extent prohibited by law or legal process), be disclosed by us or our representatives, in any manner whatsoever, in whole or in part, and will not be used by us or our representatives directly or indirectly for any purpose other than evaluating a Transaction.  Moreover, we agree to transmit the Information only to those representatives who need to know the Information for the purpose of evaluating a Transaction, who are informed by us of the confidential nature of the Information and who are provided with a copy of this Confidentiality Agreement (this “Agreement”) and agree to be bound by the terms of this Agreement.  We will be responsible for any breach of this Agreement by our representatives.

2.             Without the Company’s prior written consent, we and our representatives will not disclose to any other person the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving us and the Company or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, except as required by law (including to bank regulators and examiners) and then only with prior written notice as soon as possible to the Company (provided that such written notice shall not be required in the case of bank regulators and examiners or to the extent prohibited by law or legal process).  The term “person” as used in this letter shall be interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual.

3.             The Information and all copies thereof will be destroyed or returned immediately, without retaining any copies thereof, (a) if we do not within a reasonable time proceed with a Transaction or (b) at any earlier time that the Company so requests; provided that we may retain copies of Information as required by law (including bank regulations), pursuant to our customary document retention policies or in back-up tapes or similar electronic form.  Notwithstanding the return or destruction of the Information, we and our representatives will continue to be bound by our obligations hereunder.

4.             This Agreement shall be inoperative as to such portions of the Information which (a) are or become generally available to the public other than as a result of a disclosure by us or our representatives; (b) become available to us on a nonconfidential basis from a source other than the Company or one of its representatives which has represented to us that it is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to any portion of the Information; or (c) were known to us on a nonconfidential basis prior to its disclosure to us by the Company or one of its representatives.

5.             We understand that the Company has endeavored to include in the Information those materials which are believed to be reliable and relevant for the purpose of our evaluation, but we acknowledge that the Company and its representatives make no representation or warranty as to the accuracy or completeness of the Information.  We agree that the Company and its representatives shall have no liability to us or to any of our representatives as a result of the use of the Information by us and our representatives, it being understood that only those particular representations and warranties which may be made by the Company in a definitive agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.  We further agree that unless and until a definitive agreement regarding a Transaction has been executed, neither we nor the Company will be under any legal obligation of any kind whatsoever with respect to any Transaction by virtue of this Agreement except for the matters specifically agreed to herein.  We acknowledge and agree that the Company reserves the right to exercise its consent rights under the Credit Agreement (such consent not to be unreasonably withheld or delayed).

6.             In the event that we or anyone to whom we transmit the Information pursuant to this Agreement are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Information, we will (so long as not prohibited by law or legal process) provide the Company with prompt written notice so that the Company may seek (with our cooperation, if so requested by the Company) a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Agreement, we will furnish only that portion of the Information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

7.             We acknowledge that we are aware, and we will advise our representatives who receive Information, that the U.S. securities laws restrict any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company (and options, warrants and rights relating thereto).

8.             We agree that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of paragraph 1, 2, 3 or 6 of this Agreement.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by us or our representatives but shall be in addition to all other remedies available at law or equity.

9.             It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

10.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

Very truly yours,

[NAME OF INFORMATION RECIPIENT]

By:

EXHIBIT G

TO CREDIT AGREEMENT

TERMS AND CONDITIONS OF SUBORDINATED INDEBTEDNESS

Subordination Provisions

(a)           General.  This [                  ], including all principal, interest, fees, costs, enforcement expense (including legal fees and disbursements), and any other reimbursement and indemnity obligations created or evidenced by this [                    ], or any prior, concurrent or subsequent notes, instruments, or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of [the Payee] (“Subordinated Debt”) and any and all documents or instruments evidencing, guaranteeing or securing directly or indirectly any of the foregoing, whether now existing or hereafter created (“Subordinated Documents”), shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Maker.  Notwithstanding the immediately preceding sentence, the Maker shall be permitted to pay, and [the Payee] shall be permitted to receive, any regularly scheduled payment of interest or principal on this [              ], so long as at the time of such payment, such payment is permitted and no default or event of default has occurred and is continuing, in each case under the terms and provisions of any Senior Debt or would occur after giving effect thereto.

(b)           Enforcement.  [The Payee] will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Section [      ].  Without limiting the foregoing, [the Payee] will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except (i) in each such case as necessary, so long as no default or event of default has occurred and is then continuing under the terms and provisions of any Senior Debt or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by the Maker pursuant to Section [    ] (a) above or (ii) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitations.  Until the Senior Debt has been finally paid in full in cash, [the Payee] shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Maker or any guarantor of or provider of collateral security for any Senior Debt.  [The Payee] further waives any and all rights with respect to marshalling.

(c)           Payments Held in Trust.  [The Payee] will hold in trust and immediately pay over to the holders of Senior Debt, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash (or cash equivalent) amount that the Maker pays to [the Payee] with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Maker that [the Payee] may receive with respect to Subordinated Debt, in each case except with respect to payments expressly permitted pursuant to Section [    ] (a) above.

(d)           Defense to Enforcement.  If [the Payee], in contravention of the terms of this [            ], shall commence, prosecute or participate in any suit, action or proceeding against the Maker, then the Maker may interpose as a defense or plea the agreements in this [          ], and any holder of Senior Debt may intervene and interpose such defense or plea in its name or in the name of the Maker.  If [the Payee], in contravention of the terms of this [                ], shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then any holder of Senior Debt or the Maker may, by virtue of this Agreement, restrain the enforcement thereof in the name of any holder of Senior Debt or in the name of the Maker.  If [the Payee], in contravention of the terms of this Agreement, obtains any cash or other assets of the Maker as a result of any administrative, legal or equitable actions, or otherwise, [the Payee] agrees forthwith to pay, deliver and assign to the holders of Senior Debt, with appropriate endorsements, any such cash (or cash equivalent) for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

(e)           Bankruptcy, Etc.

(i)            At any meeting of creditors of the Maker or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Maker or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Maker or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Maker for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the holders of Senior Debt are hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Maker distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the holders of Senior Debt elect to effect, until all of the Senior Debt shall have been paid in full in cash.

(ii)           Notwithstanding the foregoing provisions of Section[      ](e)(i) above, [the Payee] shall be entitled to receive and retain any securities of the Maker or any other corporation or other entity provided for by a plan of reorganization or readjustment provided that: (x) the payment of such securities is subordinate, at least to the extent provided in this [                    ] with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment, (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered or impaired by such arrangement, reorganization or readjustment, and (z) all other terms of such arrangement, reorganization or readjustment are acceptable to the holders of Senior Debt.

(iii)          [[The Payee] undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Senior Debt may at any time require in order to prove and realize upon any right or claim pertaining to the Subordinated Debt and to effectuate the full benefit of the subordination contained herein; and upon failure of [the Payee] so to do prior to 30 days before the expiration any such holder of Senior Debt shall be deemed irrevocably appointed the agent and attorney-in-fact of [the Payee] to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.](6)

(iv)          At any such meeting of creditors or in the event of any such case or proceeding, [the Payee] shall not vote with respect to any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) [the Payee]’s obligations and agreements set forth in this Agreement.

(f)            Freedom of Dealing.  [The Payee] agrees that the Maker may, from time to time and at any time, incur additional Senior Debt as it deems necessary, appropriate or desirable in its sole discretion.  [The Payee] agrees, with respect to any and all Senior Debt and any and all collateral therefor or guaranties thereof, that the Maker and the holders of Senior Debt may agree to increase the amount of any Senior Debt or otherwise modify the terms of any Senior Debt, and the holders of Senior Debt may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Maker and all other persons, in each case without the consent of [the Payee] and without affecting the agreements of [the Payee] contained in this  [              ]; provided, however, that nothing contained in this Section [      ](f) shall constitute a waiver of the right of the Maker itself to agree to or consent to a settlement or compromise of a claim which any holder of Senior Debt may have against the Maker.

(g)           Sale of Subordinated Debt.  [The Payee] will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to the Maker and the holders of a majority of the then outstanding principal amount of Senior Debt, to be bound by all of the obligations of [the Payee] hereunder.  In the case of any such disposition by [the Payee], [the Payee] will use its best efforts to notify each holder of Senior Debt at least 10 days prior to the date of any of such intended disposition.

(h)           Continuation of Subordination.  To the extent that the Maker or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect (and continue to have the benefit of the subordination provisions hereof) as if

(6) This clause (iii) shall only be required for Subordinated Payment Notes issued on or after the Closing Date.

such Voided Payment had never been made.  To the extent that [the Payee] has received any payments with respect to Subordinated Debt subsequent to the date of the initial receipt of such Voided Payment by a holder of Senior Debt and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, [the Payee] shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the recipient of the Voided Payment, and [the Payee] hereby agrees to pay to the recipient of the Voided Payment, upon demand, the full amount so received by [the Payee] during such period of time to the extent necessary fully to restore to the recipient of the Voided Payment the amount of such Voided Payment.

(i)            Continuing Agreement.  The provisions of this Section [    ] constitute a continuing agreement and shall be binding upon the Maker and [the Payee] and their successors and assigns, and inure to the benefit of and be enforceable by each holder of Senior Debt and their successors, transferees and assigns.

For purposes of these subordination provisions, Senior Debt would be defined as follows:

“Senior Debt” means (i) all indebtedness of the Maker for or relating to money borrowed from banks or other institutional lenders or evidenced by a note, bond, debenture or similar instrument and financing leases, including any extension or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the [                  ]s, (ii) all guaranties by the Maker,  which are not by their terms subordinate and junior to or on a parity with the [              ]s, of indebtedness of any subsidiary if such indebtedness would have been Senior Debt pursuant to the provisions of clause (i) of this sentence had it been indebtedness of the Maker, (iii) all obligations of the Maker in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of the Maker, and (iv) all obligations of the Maker in connection with an interest rate swap, cap or collar agreement or similar arrangement between the Maker and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, in each case including all principal, interest (including, without limitation, any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the Maker, whether or not such interest is allowable as a claim in any such proceeding), fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating to any of the foregoing.  Senior Debt shall expressly include any and all interest accruing and out-of-pocket costs or expenses incurred after the date of any filing by or against the Maker of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency, or reorganization act regardless of whether the claim of any holder of Senior Debt therefor is allowed or allowable in the case or proceeding relating thereto.

EXHIBIT H TO
CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                , 20

To:                              Bank of America, N.A., as Administrative Agent,
and the Lenders under the Credit Agreement referred to below

Ladies and Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [                                      ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Credit Agreement for the fiscal year ended as of the Financial Statement Date specified above (the “Statement Date”), together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Credit Agreement for the fiscal quarter ended as of the Financial Statement Date specified above (the “Statement Date”).  Such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the period covered by the attached financial statements with a view to determining whether during such period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned no Default exists.]

H-1

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the Statement Date.

4.             Schedule 3 describes any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary.

5.            Schedule 4 sets forth a listing for each Investment Firm of its aggregate assets under management as of the Statement Date.

6.             Schedule 5 sets forth a listing of all Acquisitions of new Investment Firms consummated during the most recently ended fiscal quarter for which more than $50,000,000 but less than $150,000,000 in aggregate consideration (including any non-cash consideration) was paid, together with all documents required pursuant to Section 6.2(e) of the Credit Agreement.

7.             Schedule 6 sets forth a listing of all Acquisitions of new Investment Firms consummated during the most recently ended fiscal quarter for which less than $50,000,000 in aggregate consideration (including any non-cash consideration) was paid.

8.             Schedule 7 sets forth a listing of all Acquisitions of additional Capital Stock of any existing Investment Firm consummated during the most recently ended fiscal quarter.

9.             Schedule 8 sets forth a listing of all acquisitions of incremental equity interests of any entity that is at the time of the acquisition of such interests already the subject of a pledge consummated during the most recently ended fiscal quarter.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             , 20    .

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

H-2

EXHIBIT I TO
CREDIT AGREEMENT

FORM OF BORROWING NOTICE

Date:                , 20

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

[A.]       The Borrower hereby requests a borrowing of Revolving Loans:

1.             Comprised of [Eurodollar][ABR] Loans.

2.             In the amount of $                      .

3.             On [specify Borrowing Date].

4.             For Eurodollar Loans: with an Interest Period of            [months][weeks].

[B.         The Borrower hereby requests a borrowing of the Term Loans(8):

1.             Comprised of [Eurodollar][ABR] Loans.

2.             In the amount of $                      .

3.             On [November 27, 2007 (the Closing Date)][                     , 20     (the Increase Effective Date)].

4.             For Eurodollar Loans: with an Interest Period of            [months][weeks].]

The Borrower hereby represents and warrants that the conditions specified in Sections 5.2(a) and (b) shall be satisfied on and as of the Borrowing Date.

(8) To be completed solely in connection with the initial borrowing of the Term Loan on the Closing Date or a borrowing of an Incremental Term Loan made in connection with an increase in the aggregate amount of the Term Loan Commitments pursuant to Section 2.3 of the Credit Agreement.

I-1

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

I-2

EXHIBIT J TO
CREDIT AGREEMENT

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                , 20

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent.

[FOR CONVERSIONS]

The Borrower hereby requests a conversion of [Revolving][Term] Loans comprised of [Eurodollar][ABR] Loans:

1.            On [specify conversion date].

2.            Such Loans are to be converted into [ABR][Eurodollar] Loans.

3.            The aggregate amount of [Revolving][Term] Loans to be converted is $                .

4.            [For conversion into Eurodollar Loans only]  The Interest Period for such Eurodollar Loans shall be            [months][weeks].

[FOR CONTINUATIONS]

The Borrower hereby requests a continuation of [Revolving][Term] Loans comprised of Eurodollar Loans:

1.            On [specify continuation date].

2.                                       The Interest Period for such continued Eurodollar Loans shall be            [months][weeks].

The Borrower hereby certifies that no Event of Default exists.(9)

(9) This certification is applicable to conversions to Eurodollar Loans and continuations of Eurodollar Loans.

J-1

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

J-2

EXHIBIT K TO
CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

[Date]

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below
Attention:

Ladies/Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In connection with the increase in the Aggregate Commitments from $                     to $                     pursuant to Section 2.3 of the Credit Agreement, the undersigned confirms that it has agreed to become a Lender under the Credit Agreement with a [Revolving Credit][Term Loan] Commitment of $                     effective on                          , 20     (the “Increase Effective Date”).

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Joinder Agreement or the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Borrower may reasonably request in connection with the transactions contemplated by this Joinder Agreement.

The following administrative details apply to the undersigned:

(A)          Notice Address:

Legal name:

Address:

Attention:

Telephone:  (      )

Facsimile:  (      )

(B)           Payment Instructions:

Account No.:

At:

Reference:

Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This Joinder Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Joinder Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.  This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

[NAME OF NEW LENDER]

By:
Name:
Title:

Acknowledged and consented to as of

                                   , 20

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Acknowledged and consented to as of

                                   , 20

AFFILIATED MANAGERS GROUP, INC., as Borrower

By:
Name:
Title:

EXHIBIT L TO

CREDIT AGREEMENT

FORM OF DESIGNATION CERTIFICATE

AFFILIATED MANAGERS GROUP, INC.

Pursuant to subsection 10.16 of the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined) among Affiliated Managers Group, Inc., a Delaware corporation (the “Borrower”), various financial institutions and Bank of America, N.A., as Administrative Agent, the Borrower [designates                         , which is being [created/acquired] concurrently herewith, as an Unrestricted Subsidiary.] [irrevocably designates                         , which currently is an Unrestricted Subsidiary, as a Restricted Subsidiary, effective immediately.]

The Borrower certifies that no Default has occurred and is continuing or would result from the foregoing designation.

AFFILIATED MANAGERS GROUP, INC.

By
Name:
Title:

L-1

EXHIBIT M TO

CREDIT AGREEMENT

FORM OF
SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY dated as of                         , 200     (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made by the parties signatory hereto (each a “Guarantor” and collectively, the “Guarantors”) in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders (as defined below) under the Third Amended and Restated Credit Agreement dated as of November 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Affiliated Managers Group, Inc. (the “Borrower”), various financial institutions (the “Lenders”) and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrower;

WHEREAS, each Guarantor will benefit from the making of the Loans and is willing to guaranty the Guaranteed Obligations (as defined below); and

NOW, THEREFORE, each Guarantor agrees with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as follows:

1.             Definitions and Interpretation. (a) Unless otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Credit Agreement.

(a)           The following terms shall have the following meanings:

“Guaranteed Obligations” means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of or in connection with the Credit Agreement, any Hedge Agreement entered into by the Borrower with any Lender, any other Loan Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, any other Loan Document, any letter of credit or any Hedge Agreement).

“Hedge Agreement” means, as to any Person, all interest rate, commodity, foreign currency and financial market swaps, options, futures and other hedging arrangements, including caps or collar agreements or similar arrangements, entered into by such Person.

(b)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)           The term “including” is not limiting and means “including without limitation”.

2.             Guarantee. (a) Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The obligations of each Guarantor under this Guaranty shall be limited to the maximum amount of the Guaranteed Obligations that such Guarantor may guaranty without rendering its obligations under this Guaranty void or voidable with respect to such Guarantor under any fraudulent conveyance or fraudulent transfer law.

(b)           To the extent permitted by law, the guaranty hereunder shall be construed as a continuing, absolute and unconditional and irrevocable guaranty of payment without regard to (i) the validity or unenforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any collateral security therefor or other guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Lender; (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower or any Guarantor or any other Person against the Administrative Agent or any Lender or any other Person, (iii) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document or any Hedge Agreement, (iv) any modification or amendment of or supplement to this Guaranty, any other Loan Document or any Hedge Agreement, (v) any release, impairment or invalidity of any other guaranty for the Guaranteed Obligations (or any portion thereof), (vi) any change in the corporate existence, structure or ownership of the Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or the Borrower’s assets or any resulting release or discharge of any obligation of the Borrower contained in the Credit Agreement, any other Loan Document or any Hedge Agreement or (vii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor), other than payment in full of the Guaranteed Obligations, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Guaranty, in bankruptcy or in any other instance.

(c)           Each Guarantor’s obligations hereunder shall remain in full force and effect until the Commitments have terminated and all Guaranteed Obligations have been paid in full in cash. If at any time any payment of principal, interest or any other amount payable by the Borrower under or in connection with the Credit Agreement, any other Loan Document or any Hedge Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Person or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(d)           Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

(e)           Notwithstanding any payment made by or for the account of the Borrower pursuant to this Section, no Guarantor shall be subrogated to any right of the Administrative Agent or any Lender, or have any right to obtain reimbursement from the Borrower, until such time as the Administrative Agent and the Lenders shall have received final payment in cash of the full amount of the Guaranteed Obligations and the Commitments shall have terminated.

(f)            If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any other Loan Document or any Hedge Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

3.             Notices. All notices, requests and demands hereunder shall be given, and shall be deemed received, in accordance with the provisions of Section 10.2 of the Credit Agreement. Each Guarantor (a) irrevocably designates the Borrower as its agent to receive any such notice, request or demand and (b) agrees that any notice received, or deemed received, by the Borrower shall conclusively be deemed to have been received by such Guarantor.

4.             Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.             Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Administrative Agent.

(b)           Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to clause (a) above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)           One or more additional Persons may become parties hereto from time to time, as described in and in accordance with the Credit Agreement, by executing and delivering to the Administrative Agent a counterpart signature page hereof. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

6.             Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.             Successors and Assigns. This Guaranty shall be binding upon the Guarantors and their-respective successors and assigns and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

8.             Governing Law. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

9.             Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           agrees that any such action or proceeding may be brought in (or removed to) such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Borrower at its address provided in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.           WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH GUARANTOR AND (BY ACCEPTING THE BENEFITS HEREOF) THE ADMINISTRATIVE AGENT FOR ITSELF AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the undersigned have caused this Subsidiary Guaranty to be duly executed and delivered as of the date first above written.

[LIST GUARANTORS]

Additional signature page for the Subsidiary Guaranty dated as of                       , 20     issued by various subsidiaries of Affiliate Managers Group, Inc. (the “Borrower”) in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Third Amended and Restated Credit Agreement dated as of November 27, 2007 among the Borrower, various financial institutions and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[NAME OF SUBSIDIARY]

By:
Name:
Title:

SCHEDULE I

LENDER COMMITMENTS/LOANS

EFFECTIVE AS OF NOVEMBER 27, 2007

Lender	Revolving Credit Commitment	Revolving Credit Facility Commitment Percentage	Term Loan Commitment/ Term Loans	Term Loan Facility Commitment Percentage	Aggregate Commitments	Commitment Percentage
Bank of America, N.A.	$60,000,000.00	8.000000000%	$0.00	0.000000000%	$60,000,000.00	6.315789474%
LaSalle Bank National Association	$37,500,000.00	5.000000000%	$0.00	0.000000000%	$37,500,000.00	3.947368421%
The Bank of New York	$52,500,000.00	7.000000000%	$12,500,000.00	6.250000000%	$65,000,000.00	6.842105263%
JPMorgan Chase Bank, N.A.	$52,500,000.00	7.000000000%	$20,000,000.00	10.000000000%	$72,500,000.00	7.631578947%
Calyon New York Branch	$52,500,000.00	7.000000000%	$20,000,000.00	10.000000000%	$72,500,000.00	7.631578947%
U.S. Bank National Association	$52,500,000.00	7.000000000%	$0.00	0.000000000%	$52,500,000.00	5.526315789%
RBS Citizens, National Association	$52,500,000.00	7.000000000%	$20,000,000.00	10.000000000%	$72,500,000.00	7.631578947%
TD BankNorth, N.A.	$45,000,000.00	6.000000000%	$15,000,000.00	7.500000000%	$60,000,000.00	6.315789474%
Union Bank of California, N.A.	$45,000,000.00	6.000000000%	$15,000,000.00	7.500000000%	$60,000,000.00	6.315789474%
Credit Suisse, Cayman Islands Branch	$33,333,333.34	4.444444445%	$16,666,666.66	8.333333330%	$50,000,000.00	5.263157895%
Merrill Lynch Bank USA	$33,333,333.33	4.444444444%	$16,666,666.67	8.333333335%	$50,000,000.00	5.263157895%
Deutsche Bank AG New York Branch	$33,333,333.33	4.444444444%	$16,666,666.67	8.333333335%	$50,000,000.00	5.263157895%
The Bank of Nova Scotia	$37,500,000.00	5.000000000%	$22,500,000.00	11.250000000%	$60,000,000.00	6.315789474%
Sovereign Bank	$37,500,000.00	5.000000000%	$12,500,000.00	6.250000000%	$50,000,000.00	5.263157895%
Comerica Bank	$25,000,000.00	3.333333333%	$0.00	0.000000000%	$25,000,000.00	2.631578947%
Societe Generale	$25,000,000.00	3.333333333%	$12,500,000.00	6.250000000%	$37,500,000.00	3.947368421%
Chang Hwa Commercial Bank, Ltd.	$20,000,000.00	2.666666667%	$0.00	0.000000000%	$20,000,000.00	2.105263158%
First Commercial Bank New York Agency (Taiwan)	$20,000,000.00	2.666666667%	$0.00	0.000000000%	$20,000,000.00	2.105263158%
Malayan Banking Berhad, New York Branch	$15,000,000.00	2.000000000%	$0.00	0.000000000%	$15,000,000.00	1.578947368%
E.Sun Commercial Bank, Ltd., Los Angeles Branch	$10,000,000.00	1.333333333%	$0.00	0.000000000%	$10,000,000.00	1.052631579%
Taipei Fubon Commercial Bank	$10,000,000.00	1.333333333%	$0.00	0.000000000%	$10,000,000.00	1.052631579%
Total	$750,000,000.00	100.000000000%	$200,000,000.00	100.000000000%	$950,000,000.00	100.000000000%

SCHEDULES

TO

CREDIT AGREEMENT
EFFECTIVE AS OF NOVEMBER 27, 2007

(other than schedule I)

Terms used herein and not defined herein have the meaning ascribed thereto in the Credit Agreement to which these Schedules are attached.

Inclusion of any item in these Schedules is neither an admission nor an acknowledgment of such item’s materiality nor an admission or an acknowledgment that such item has had or could or would or could reasonably be expected to have a Material Adverse Effect or is outside the ordinary course of business of the Borrower or its Subsidiaries.  Certain items included in these Schedules may not technically be required by the language of the specific representation or warranty, but are being included for informational purposes.

Each document or agreement referenced in these Schedules has been made available to the Administrative Agent and the Lenders or their counsel.  References to an agreement include references to that agreement as amended through the date hereof.

Schedule 4.1

Financial condition

1.                                       Refer to the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as to portions of the Borrower’s 2007 Proxy Statement filed pursuant to Regulation 14A, Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and Forms 8-K dated January 24, 2007, February 2, 2007, February 9, 2007, April 25, 2007, July 25, 2007, October 16, 2007, October 18, 2007 and October 24, 2007.

2.                                       In connection with the Borrower’s investment in AQR Capital Management in November 2004, under the terms of Section 1.6 of the Purchase Agreement dated as of November 22, 2004 by and among the Borrower, Topspin Acquisition, LLC, AQR Capital Management, LLC and the other parties named therein, Topspin Acquisition, LLC, as further consideration for the sale of the acquired interests to Topspin Acquisition, LLC at the closing, agreed to make specified additional payments to AQR owners over several years if certain significant revenue targets are met.

3.                                       From December 31, 2006 through the Closing Date the Borrower has not sold, transferred or otherwise disposed of any material part of its business or property.

4.                                       In October 2007, the Borrower entered into a definitive agreement to acquire a majority equity interest in Cooke & Bieler.  Under the terms of Section 1.6 of the Purchase Agreement dated as of October 24, 2007, a wholly-owned subsidiary of the Borrower agreed to make specified additional payments to certain selling parties in future years if certain specified targets are met.

5.                                       In November 2007, the Borrower acquired a minority equity interest in ValueAct Capital.  Under the terms of Section 1.6 of the Purchase Agreement dated as of November 8, 2007, a wholly-owned subsidiary of the Borrower agreed to make specified additional payments to certain selling parties over several years if certain specified targets are met.

6.                                       The Borrower is a party to a $50,000,000 notional amount interest swap contract with US Bank to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $245,647 as of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

7.                                       The Borrower is a party to a $75,000,000 notional amount interest swap contract with Bank of America to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $621,578 as of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

8.                                       The Borrower is a party to a $25,000,000 notional amount interest swap contract with LaSalle Bank N.A. to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $219,857 as

2

of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

9.                                       On October 12, 2007, the Borrower entered into a prepaid forward purchase contract (the “Forward Purchase Contract”) with an affiliate of Merrill Lynch & Co. (the “Counterparty”) pursuant to which the Borrower will purchase approximately 1.6 million shares of its common stock from the Counterparty for approximately $206 million.  The Forward Purchase Contract, if not settled earlier, would settle on October 12, 2012 (the “Settlement Date”).  At any time prior to the Settlement Date, the Counterparty has the option to settle the Forward Purchase Contract in whole or in part through physical settlement.

10.                                 The Borrower entered into a series of agreements in March 2006 that provide the Borrower the option to repurchase a specified number of shares of its common stock at a weighted average price of $99.59 per share.  In September 2007, the Company exercised 337,000 options pursuant to the 2006 agreements, and used a portion of the proceeds to enter into another series of agreements that provide the Borrower the option to repurchase up to 800,000 shares of its common stock at a weighted average price of $120.89 per share at specified times during the fourth quarter of 2007 and the first quarter of 2008.

3

Schedule 4.2

Certain Changes

1.                                       From January 1, 2007 through September 30, 2007, the Borrower repurchased 1,779,089 shares of its common stock for an aggregate purchase price of $198,217,514.

2.                                       As more fully described in the Borrower’s Annual Report on Form 10-K, the Borrower’s revenue is largely determined by increases or decreases in assets under management from, among other things, changes in the value of assets that are attributable to fluctuations in the equity markets.

3.                                       Refer to the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as to portions of the Borrower’s 2007 Proxy Statement filed pursuant to Regulation 14A, Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and Forms 8-K dated January 24, 2007, February 2, 2007, February 9, 2007, April 25, 2007, July 25, 2007, October 16, 2007, October 18, 2007 and October 24, 2007.

4

Schedule 4.9

Taxes

None.

5

Schedule 4.13

SCHEDULE OF SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS
(in alphabetical order)

WHOLLY OWNED SUBSIDIARIES OF THE BORROWER

1455486 Ontario Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and Covington Capital Corp.)

1588153 Ontario Limited, an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

2001 MOW Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

2001 TV1 Productions GP Inc. a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

2001 TV 2 Productions GP Inc. a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

9106-6001 Quebec Inc., a Quebec corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and 1588153 Ontario Limited)

AMG Canada Corp., incorporated in Nova Scotia (through AMG/North America Holding Corp. and AMG/FAMI Investment Corp.)

AMG Genesis LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

AMG New York Holdings Corp., a Delaware corporation

AMG Northeast Holdings, Inc., a Delaware corporation (formerly known as Edward C. Rorer & Co., Inc., a Delaware corporation)

AMG Northeast Investment Corp., a Delaware corporation (formerly known as E.C. Rorer II, Inc., a Delaware corporation) (through AMG Northeast Holdings, Inc.)

AMG PA Holdings Partnership, (formerly known as E.C. Rorer Partnership, a Delaware general partnership) (through AMG Northeast Investment Corp. and AMG Northeast Holdings, Inc.)

AMG Properties LLC, a Delaware limited liability company

AMG/FAMI Investment Corp., incorporated in Nova Scotia (through AMG/North America Holding Corp.)

AMG/Midwest Holdings, Inc., a Delaware corporation

6

AMG/Midwest Holdings, LLC, a Delaware limited liability company (through AMG/Midwest Holdings, Inc.)

AMG/North America Holding Corp., a Delaware corporation

AMG/SouthwestGP Holdings, Inc., a Delaware corporation

AMG/TBC Holdings, Inc., a Delaware corporation

Affiliated Managers Group Pty Ltd, an Australian company (through AMG New York Holdings Corp.)

Avenging Film Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Blade TV Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

B&D Labour Consultants Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Catalyst Acquisition II, Inc. a Delaware Corporation

CEFLP Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and Covington Capital Corp.)

Chicago Acquisition, LLC, a Delaware limited liability company (through AMG/Midwest Holdings, Inc.)

Cinegate Financial Services Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Cinegate Production Management Services 2001 Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and FIAMI Production Management Services 2001 Inc.)

Covington Capital Corporation, a Nova Scotia corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Covington Life Sciences Corporation, an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Inc., AMG Canada Corp. and Covington Capital Corp.)

Covington Marketing Group Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG7FAMI Investment Corp., AMG Canada Corp. and Covington Capital Corp.)

Digicorp Production GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

7

EIEIO Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

El-Train Acquisition LLC, a Delaware limited liability company (through AMG New York Holdings Corp.)

Espionage Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

FA (DE) Acquisition Company, LLC, a Delaware limited liability company

FA (WY) Acquisition Company, Inc. a Delaware corporation

FCMC Holdings, LLC, a Delaware limited liability company

FIAMI Production Management Services 2001 Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Films Beyond GP Inc./Beyond Films GP Inc. a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

First Asset Capital Management (III) Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

First Asset Funds Inc., a Canada corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

First Asset Power Funds II Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and First Asset Funds Inc.)

First Asset Power Funds Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and First Asset Funds Inc.)

First Asset Resources Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

First Quadrant Corp., a New Jersey corporation (through First Quadrant Holdings, LLC)

First Quadrant Holdings, LLC, a Delaware limited liability company

Frontier Capital Management Incentive, LLC, a Delaware limited liability company (through FCMC Holdings, Inc.)

Hypercube Production GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Jeremiah Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

8

J M H Management Corporation, a Delaware corporation

K-19 Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Life Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Mooseface Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

NGB Management Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Pacemaker Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Prides Crossing Holdings, LLC, a Delaware limited liability company

Profiler Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Quartet Capital Corporation, an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Red Mile Syndication Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and FIAMI Production Management Services 2001 Inc.)

Rock Band I Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Seacliff Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Sins Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Sleepless Films GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Smallville 1 Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Smoochy GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

SSDD Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

9

Stargate Productions V GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Stark Raving Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Still Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Suite 3000 Holdings, Inc., a Delaware corporation

TD Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

TFH Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Times-Square Manager Member, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc. and AMG Northeast Investment Corp.)

T&J Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

TMF Corp., a Delaware corporation

Topspin Acquisition, LLC a Delaware limited liability company

Tuxedo Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Virginia’s Run Productions GP Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Welch & Forbes, Inc., a Massachusetts corporation

ENTITIES THAT ARE NOT WHOLLY-OWNED AND IN WHICH THE BORROWER HAS A MAJORITY INTEREST (DIRECT AND INDIRECT)

Advantage Outsourcing Solutions, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc., AMG Northeast Investment Corp, AMG PA Holdings Partnership and Rorer Asset Management, LLC)

Chicago Equity Partners, LLC, a Delaware limited liability company (through Chicago Acquisition, LLC and AMG/Midwest Holdings, Inc.)

Essex Investment Management Company, LLC, a Delaware limited liability company (directly and through TMF Corp.)

10

First Quadrant, L.P., a Delaware limited partnership (through First Quadrant Corp. and First Quadrant Holdings, LLC)

Foyston Gordon & Payne Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Friess Associates of Delaware, LLC, a Delaware limited liability company (through FA (DE) Acquisition Company, LLC)

Friess Associates, LLC, a Delaware limited liability company (through FA (WY) Acquisition Company, Inc.)

Frontier Capital Management Company, LLC, a Delaware limited liability company (through FCMC Holdings, Inc. and TMF Corp.)

Genesis Asset Managers LLP, a Delaware limited liability partnership (through AMG New York Holdings Corp. and AMG Genesis LLC)

Genesis Investment Management, LLP, a UK limited liability partnership (through AMG New York Holdings Corp., AMG Genesis LLC and Genesis Asset Managers LLP)

Gofen and Glossberg, L.L.C., a Delaware limited liability company (through AMG/Midwest Holdings, LLC and AMG/Midwest Holdings, Inc.)

J.M. Hartwell Limited Partnership, a Delaware limited partnership (through J M H Management Corporation and AMG New York Holdings Corp.)

Managers Distributors, Inc., a Delaware corporation (through Managers Investment Group LLC and TMF Corp.)

Managers Investment Group LLC, a Delaware limited liability company (through TMF Corp.)

MBI Acquisition Corp., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

MJ Whitman LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC and Third Avenue Holdings Delaware LLC)

Montrusco Bolton Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and MBI Acquisition Corp.)

Montrusco Bolton Investments Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., MBI Acquisition Corp. and Montrusco Bolton Inc.)

Montrusco Capital Management Inc., a Canadian corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., MBI Acquisition Corp. and Montrusco Bolton Inc.)

11

New GAML Holdco, Ltd., incorporated in the Cayman Islands (through AMG New York Holdings Corp., AMG Genesis LLC and Genesis Asset Managers LLP)

New Millennium Venture Partners Inc., an Ontario corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp. and through 1455486 Ontario, Inc., Covington Capital Corporation, AMG Canada Corp., AMG/FAMI Investment Corp. and AMG/North America Holding Corp.)

Private Debt LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC, Third Avenue Holdings Delaware LLC and MJ Whitman LLC)

Rorer Asset Management, LLC, a Delaware limited liability company (through AMG PA Holdings Partnership, AMG Northeast Investment Corp. and AMG Northeast Holdings, Inc.)

Skyline Asset Management, L.P., a Delaware limited partnership (directly and, as of October 7, 2005, through AMG/Midwest Holdings, Inc.)

Systematic Financial Management, L.P., a Delaware limited partnership

The Renaissance Group LLC, a Delaware limited liability company

Third Avenue Holdings Delaware LLC, a Delaware limited liability company (through AMG New York Holdings Corp. and El-Train Acquisition LLC)

Third Avenue Management LLC, a Delaware limited liability company (through AMG New York Holdings Corp., El-Train Acquisition LLC and Third Avenue Holdings Delaware LLC)

Timesquare Capital Management, LLC, a Delaware limited liability company (through AMG Northeast Holdings, Inc., AMG Northeast Investment Corp. and Timessquare Manager Member LLC)

Tweedy Browne Company LLC, a Delaware limited liability company (through AMG/TBC Holdings, Inc.)

Welch & Forbes LLC, a Delaware limited liability company (directly and through Welch & Forbes, Inc.)

ENTITIES IN WHICH THE BORROWER HAS A MINORITY INTEREST (DIRECT AND INDIRECT)

AQR Capital Management Holdings, LLC, a Delaware limited liability corporation (through Topspin Acquisition, LLC)

AQR Capital Management II, LLC, a Delaware limited liability corporation (through Topspin Acquisition, LLC and AQR Capital Management Holdings, LLC)

12

AQR Capital Management, LLC, a Delaware limited liability corporation (through Topspin Acquisition, LLC and AQR Capital Management Holdings, LLC)

Beutel, Goodman & Company Ltd., a Canada corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and First Asset Capital Management (III) Inc.)

Catalyst GP, LLC (through Catalyst Acquisition II, Inc.)

Davis Hamilton Jackson & Associates, L.P., a Delaware limited partnership (through AMG/SouthwestGP Holdings, Inc. and AMG/TBC Holdings, Inc.)

Deans Knight Capital Management Ltd., a Canadian corporation (through AMG North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

DFD Select Group Limited, incorporated on the Island of Guernsey (formerly known as DFD Capital Limited)

DFD Select Group Management (Ireland) Limited, incorporated in Ireland (through DFD Select Group, Limited)

DFD Select Group, LLC, a New York limited liability company (through DFD Select Group Limited)

DFD Select Group, S.A.R.L., formed in Paris, France (through DFD Select Group Limited)

FQN Management, LLC, a Delaware limited liability company (through First Quadrant, L.P., First Quadrant Corp. and First Quadrant Holdings, LLC)

Louisbourg Investment Inc., a New Brunswick corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., MBI Acquisition Corp., Montrusco Bolton Inc. and Montrusco Bolton Investments Inc.)

Montrusco Bolton Focus Global Fund Ltd., a Cayman Islands corporation (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp., MBI Acquisition Corp., Montrusco Bolton Inc. and Montrusco Bolton Investments Inc.)

ValueAct Holdings, LP, a Delaware limited Partnership (through ValueAct Holdings GP, LLC and Catalyst Acquisition II, Inc.)

ValueAct Holdings GP, LLC, a Delaware limited liability company (through Catalyst Acquisition II, Inc.)

ValueAct Capital Management, L.P., a Delaware limited partnership (through ValueAct Holdings LP, ValueAct Holdings GP, LLC and Catalyst Acquisition II, Inc.)

13

ValueAct Capital Management, LLC, a Delaware limited liability company (through ValueAct Capital Management, L.P., ValueAct Holdings L.P., ValueAct Holdings GP, LLC and Catalyst Acquisition II, Inc.)

Wilshire Financial Services Inc., an Ontario corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp., AMG Canada Corp. and First Asset Resources Inc.)

Wilshire Financial Services Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) Corp., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire Financial Services 2006 Inc., a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 3 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 4 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 6 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 7 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 8 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 9 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 10 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

Wilshire (GP) No. 11 Corporation, a Canadian corporation, (through AMG/North America Holding Corp., AMG/FAMI Investment Corp. and AMG Canada Corp.)

14

Schedule 6.9

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

1455486 ONTARIO INC.	Ö

1588153 ONTARIO LIMITED	Ö

2001 MOW PRODUCTIONS GP INC.	Ö

2001 TV1 PRODUCTIONS GP INC.	Ö

2001 TV2 PRODUCTIONS GP INC.	Ö

9106-6001 QUEBEC INC.	Ö

ADVANTAGE OUTSOURCING SOLUTIONS, LLC	Ö

AFFILIATED MANAGERS GROUP PTY LTD	Ö

AMG CANADA CORP.	Ö

AMG GENESIS LLC	Ö		Ö

AMG NEW YORK HOLDINGS CORP.	Ö		Ö

AMG NORTHEAST HOLDINGS, INC.	Ö		Ö

AMG NORTHEAST INVESTMENT CORP.	Ö		Ö

AMG PA HOLDINGS PARTNERSHIP (F/K/A E.C. RORER PARTNERSHIP)	Ö		Ö

AMG PROPERTIES LLC	Ö		Ö

AMG/FAMI INVESTMENT CORP.	Ö

15

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

AMG/MIDWEST HOLDINGS, INC.	Ö		Ö

AMG/MIDWEST HOLDINGS, LLC	Ö		Ö

AMG/NORTH AMERICA HOLDING CORP.	Ö		Ö

AMG/SOUTHWESTGP HOLDINGS, INC.	Ö		Ö

AMG/TBC HOLDINGS, INC.	Ö		Ö

AVENGING FILM PRODUCTIONS GP INC.	Ö

B&D LABOUR CONSULTANTS INC.	Ö

BLADE TV PRODUCTIONS GP INC.	Ö

CATALYST ACQUISITION II, INC.	Ö		Ö

CEFLP INC.	Ö

CHICAGO ACQUISITION, LLC	Ö		Ö

CHICAGO EQUITY PARTNERS, LLC	Ö

CINEGATE FINANCIAL SERVICES INC.	Ö

CINEGATE PRODUCTION MANAGEMENT SERVICES 2001 INC.	Ö

COVINGTON CAPITAL CORPORATION	Ö

COVINGTON LIFE SCIENCES CORPORATION	Ö

COVINGTON MARKETING GROUP INC.	Ö

16

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

DIGICORP PRODUCTION GP INC.	Ö

EIEIO PRODUCTIONS GP INC.	Ö

EL-TRAIN ACQUISITION LLC	Ö		Ö

ESPIONAGE PRODUCTIONS GP INC.	Ö

ESSEX INVESTMENT MANAGEMENT COMPANY, LLC	Ö

FA (DE) ACQUISITION COMPANY, LLC	Ö		Ö

FA (WY) ACQUISITION COMPANY, INC.	Ö		Ö

FCMC HOLDINGS LLC.	Ö		Ö

FIAMI PRODUCTION MANAGEMENT SERVICES 2001 INC.	Ö

FILMS BEYOND GP INC/BEYOND FILMS GP INC.	Ö

FIRST ASSET CAPITAL MANAGEMENT (III) INC.	Ö

FIRST ASSET FUNDS INC.	Ö

FIRST ASSET POWER FUNDS II INC.	Ö

FIRST ASSET POWER FUNDS INC.	Ö

FIRST ASSET RESOURCES INC.	Ö

FIRST QUADRANT CORP.	Ö		Ö

FIRST QUADRANT HOLDINGS, LLC	Ö		Ö

17

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

FIRST QUADRANT, L.P.	Ö

FOYSTON GORDON & PAYNE INC.	Ö

FRIESS ASSOCIATES, LLC	Ö

FRIESS ASSOCIATES OF DELAWARE, LLC	Ö

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC	Ö

FRONTIER CAPITAL MANAGEMENT INCENTIVE, LLC

GENESIS ASSET MANAGERS LLP	Ö

GENESIS INVESTMENT MANAGEMENT, LLP	Ö

GOFEN AND GLOSSBERG, L.L.C.	Ö

HYPERCUBE PRODUCTION GP INC.	Ö

J M H MANAGEMENT CORPORATION	Ö		Ö

J.M. HARTWELL LIMITED PARTNERSHIP	Ö

JEREMIAH PRODUCTIONS GP INC.	Ö

K-19 PRODUCTIONS GP INC.	Ö

LIFE PRODUCTIONS GP INC.	Ö

MANAGERS DISTRIBUTORS, INC.	Ö

18

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

MANAGERS INVESTMENT GROUP LLC	Ö		Ö

MBI ACQUISITION CORP.	Ö

MJ WHITMAN LLC	Ö

MONTRUSCO BOLTON INC.	Ö

MONTRUSCO BOLTON INVESTMENTS INC.	Ö

MONTRUSCO CAPITAL MANAGEMENT INC.	Ö

MOOSEFACE PRODUCTIONS GP INC.	Ö

NEW GAML HOLDCO, LTD	Ö

NEW MILLENNIUM VENTURE PARTNERS INC.	Ö

NGB MANAGEMENT INC.	Ö

PACEMAKER PRODUCTIONS GP INC.	Ö

PRIDES CROSSING HOLDINGS, LLC	Ö		Ö

PRIVATE DEBT LLC	Ö

PROFILER PRODUCTIONS GP INC.	Ö

QUARTET CAPITAL CORPORATION	Ö

RED MILE SYNDICATION INC.	Ö

ROCK BAND I PRODUCTIONS GP INC.	Ö

19

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

RORER ASSET MANAGEMENT, LLC	Ö

SEACLIFF PRODUCTIONS GP INC.	Ö

SINS PRODUCTION GP INC.	Ö

SKYLINE ASSET MANAGEMENT, L.P.	Ö

SLEEPLESS FILMS GP INC.	Ö

SMALLVILLE 1 PRODUCTIONS GP INC.	Ö

SMOOCHY GP INC.	Ö

SSDD PRODUCTIONS GP INC.	Ö

STARGATE PRODUCTIONS V GP INC.	Ö

STARK RAVING PRODUCTIONS GP INC.	Ö

STILL PRODUCTIONS GP INC.	Ö

SUITE 3000 HOLDINGS, INC.	Ö		Ö

SYSTEMATIC FINANCIAL MANAGEMENT, L.P.	Ö

T&J PRODUCTIONS GP INC.	Ö

TD PRODUCTIONS GP INC.	Ö

TFH PRODUCTIONS GP INC.	Ö

THE RENAISSANCE GROUP LLC	Ö

20

Subsidiary	Restricted Subsidiary	Unrestricted Subsidiary	Subsidiary Guarantor

THIRD AVENUE HOLDINGS DELAWARE LLC	Ö

THIRD AVENUE MANAGEMENT LLC	Ö

TIMES-SQUARE MANAGER MEMBER, LLC	Ö		Ö

TIMESSQUARE CAPITAL MANAGEMENT, LLC	Ö

TMF CORP.	Ö		Ö

TOPSPIN ACQUISITION, LLC	Ö		Ö

TUXEDO PRODUCTIONS GP INC.	Ö

TWEEDY, BROWNE COMPANY LLC	Ö

VIRGINIA’S RUM PRODUCTIONS GP INC.	Ö

WELCH & FORBES, INC.	Ö		Ö

WELCH & FORBES LLC	Ö

21

Schedule 6.10

1.                                       AMG/FAMI INVESTMENT CORP.

2.                                       AFFILIATED MANAGERS GROUP PTY LTD.

3.                                       CHICAGO EQUITY PARTNERS, LLC

4.                                       ESSEX INVESTMENT MANAGEMENT COMPANY LLC

5.                                       FIRST QUADRANT, L.P.

6.                                       FRIESS ASSOCIATES OF DELAWARE, LLC

7.                                       FRIESS ASSOCIATES, LLC

8.                                       FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

9.                                       FRONTIER CAPITAL MANAGEMENT INCENTIVE LLC

10.                                 GENESIS ASSET MANAGERS, LLP

11.                                 GOFEN AND GLOSSBERG, L.L.C

12.                                 J.M. HARTWELL LIMITED PARTNERSHIP

13.                                 MANAGERS DISTRIBUTORS, INC.

14.                                 RORER ASSET MANAGEMENT, LLC

15.                                 SKYLINE ASSET MANAGEMENT, L.P.

16.                                 SYSTEMATIC FINANCIAL MANAGEMENT L.P.

17.                                 THE RENAISSANCE GROUP LLC

18.                                 THIRD AVENUE HOLDINGS DELAWARE LLC

19.                                 TIMESSQUARE CAPITAL MANAGEMENT, LLC

20.                                 TWEEDY BROWNE COMPANY LLC

21.                                 WELCH & FORBES, LLC

22

Schedule 7.2(g)

Existing Indebtedness

1.                                       Feline Prides II Senior Notes.

2.                                       The Zero-Coupon Bonds and COBRAs.

3.                                       Financing Leases for furniture and office equipment at TimesSquare Capital Management, LLC and Davis Hamilton Jackson & Associates, L.P. in amounts of $303,004, and $157,773, respectively, as of September 30, 2007.

4.                                       Third party financing of sales commissions paid on Labor Sponsored Investment Funds at Covington Capital Corporation of $2,775,935.

5.                                       The Borrower is a party to a $50,000,000 notional amount interest swap contract with US Bank to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $245,647 as of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

6.                                       The Borrower is a party to a $75,000,000 notional amount interest swap contract with Bank of America to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $621,578 as of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

7.                                       The Borrower is a party to a $25,000,000 notional amount interest swap contract with LaSalle Bank N.A. to exchange the difference between fixed-rate and floating-rate interest amounts.  The net fair value of the Borrower’s interest rate swap was $219,857 as of September 30, 2007.  The Borrower estimates the fair value of derivatives based on quoted market prices.

8.                                       AMG Canada Corp. is obligated to pay to the sellers of NGB Management Inc. (“NGB”) up to $1,400,000 of certain receivables that may be collectible following AMG Canada Corp.’s acquisition of NGB on April 15, 2005.

23

Schedule 7.3(j)

Existing Liens

1.                                       Affiliated Managers Group, Inc.

(a)                                  The leases pursuant to which the Subsidiaries and Investment Firms lease their office space contain provisions granting liens and security interests to their respective landlords for certain of their equipment and furnishings.

24

Schedule 7.7

Transactions with Affiliates

None.

25

Schedule 10.2

Addresses

BORROWER:

Affiliated Managers Group, Inc.

600 Hale Street

Prides Crossing, Massachusetts 01965

Attention: Darrell W. Crate, Executive Vice President and Chief Financial Officer

Fax: (617)747-3380

Website Address: www.amg.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Loans):

Bank of America, N.A.

101 North Tryon Street

Charlotte, North Carolina 28255

Attention: Tabitha Miller

Facsimile: (704) 683-9368

Other Notices as Administrative Agent

Bank of America, N.A.

Agency Management Group

101 North Tryon Street

NC1-001-15-14

Charlotte, North Carolina 28255-0001

Attention: Randy S. Pino

Facsimile: 704.409.0319

26

SWINGLINE LENDER:

Bank of America, N.A.

101 North Tryon Street

Charlotte, North Carolina 28255

Attention: Tabitha Miller

Facsimile: (704) 683-9368

27